
                                                                    Exhibit 2(a)


                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                               TRANSMATION, INC.,

                             ALTEK INDUSTRIES CORP.

                                       AND

                             FLUKE ELECTRONICS CORP.

                          DATED AS OF DECEMBER 26, 2001
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                                TABLE OF CONTENTS

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                                                                                    page

Article I. DEFINITIONS................................................................1
   SECTION 1.1 CERTAIN DEFINITIONS....................................................1
   SECTION 1.2 INTERPRETATION.........................................................5
Article II. PURCHASE AND SALE.........................................................7
   SECTION 2.1 PURCHASE AND SALE OF BUSINESS AND STOCK OF ALTEK.......................7
   SECTION 2.2 PURCHASE PRICE.........................................................7
   SECTION 2.3 POST-CLOSING ADJUSTMENT................................................7
   SECTION 2.4 PRE-CLOSING ADJUSTMENT.................................................8
   SECTION 2.5 CLOSING................................................................9
Article III. REPRESENTATIONS AND WARRANTIES OF SELLER.................................9
   SECTION 3.1 ORGANIZATION AND POWER.................................................9
   SECTION 3.2 CORPORATE AUTHORIZATION................................................9
   SECTION 3.3 APPROVALS.............................................................10
   SECTION 3.4 NON-CONTRAVENTION.....................................................10
   SECTION 3.5 CAPITALIZATION........................................................10
   SECTION 3.6 BINDING EFFECT........................................................11
   SECTION 3.7 CERTAIN FINANCIAL STATEMENTS..........................................11
   SECTION 3.8 STOCK; ASSETS; TITLE..................................................12
   SECTION 3.9 COMPLIANCE WITH LAWS..................................................12
   SECTION 3.10 LITIGATION AND CLAIMS................................................12
   SECTION 3.11 INTELLECTUAL PROPERTY................................................13
   SECTION 3.12 EMPLOYEE BENEFITS....................................................15
   SECTION 3.13 ENVIRONMENTAL MATTERS................................................17
   SECTION 3.14 CONTRACTS............................................................18
   SECTION 3.15 FINDERS' FEES........................................................20
   SECTION 3.16 SUBSEQUENT CHANGES...................................................20
   SECTION 3.17 LEASES...............................................................21
   SECTION 3.18 REAL PROPERTY........................................................22
   SECTION 3.19 PRODUCT WARRANTY.....................................................22
   SECTION 3.20 TAXES................................................................23
   SECTION 3.21 ACCOUNTS RECEIVABLE..................................................24
   SECTION 3.22 BOOKS AND RECORDS....................................................24
   SECTION 3.23 LICENSES AND PERMITS.................................................24
   SECTION 3.24 LIABILITIES..........................................................24
   SECTION 3.25 SIGNIFICANT CUSTOMERS AND SUPPLIERS..................................25
   SECTION 3.26 INSURANCE............................................................25
   SECTION 3.27 BANK ACCOUNTS; POWERS OF ATTORNEY....................................25
   SECTION 3.28 INVENTORY............................................................25
   SECTION 3.29 BACKLOG..............................................................26
   SECTION 3.30 SUBSIDIARIES.........................................................26
   SECTION 3.31 CERTAIN BUSINESS PRACTICES...........................................26
   SECTION 3.32 ASSIGNMENT OF SELLER INTELLECTUAL PROPERTY...........................26



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

Article IV. REPRESENTATIONS AND WARRANTIES OF BUYER..................................26
   SECTION 4.1 ORGANIZATION AND POWER................................................26
   SECTION 4.2 CORPORATE AUTHORIZATION...............................................27
   SECTION 4.3 APPROVALS.............................................................27
   SECTION 4.4 NON-CONTRAVENTION.....................................................27
   SECTION 4.5 BINDING EFFECT........................................................28
   SECTION 4.6 FINANCING.............................................................28
   SECTION 4.7 LITIGATION AND CLAIMS.................................................28
   SECTION 4.8 FINDERS' FEES.........................................................28
Article V. CERTAIN COVENANTS.........................................................28
   SECTION 5.1 FURTHER ASSURANCES....................................................28
   SECTION 5.2 TAX MATTERS...........................................................29
   SECTION 5.3 INTENTIONALLY OMITTED.................................................30
   SECTION 5.4 ASSIGNED INTELLECTUAL PROPERTY AND LICENSED NAME......................30
   SECTION 5.5 CONFIDENTIALITY.......................................................31
   SECTION 5.6 PUBLIC DISCLOSURE.....................................................32
   SECTION 5.7 NON-COMPETITION.......................................................33
   SECTION 5.8 LITIGATION............................................................33
   SECTION 5.9 ACCOUNTS RECEIVABLE...................................................33
   SECTION 5.10 NOTIFICATION OF CERTAIN MATTERS......................................34
   SECTION 5.11 WORKING CAPITAL COMMITMENT...........................................34
   SECTION 5.12 EXCLUDED EQUIPMENT...................................................34
Article VI. CERTAIN COVENANTS........................................................35
   SECTION 6.1 EMPLOYEES.............................................................35
   SECTION 6.2 LEASE AGREEMENT.......................................................35
Article VII. CLOSING Deliveries......................................................35
   SECTION 7.1 DELIVERIES BY THE SELLER..............................................35
   SECTION 7.2 CLOSING DELIVERIES OF BUYER...........................................37
Article VIII. INDEMNIFICATION; REMEDIES..............................................38
   SECTION 8.1 INDEMNIFICATION BY SELLER.............................................38
   SECTION 8.2 INDEMNIFICATION BY BUYER..............................................39
   SECTION 8.3 SURVIVAL AND EXPIRATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS..40
   SECTION 8.4 INDEMNIFICATION PROCEDURES............................................41
   SECTION 8.5 SOLE REMEDY...........................................................42
Article IX. IN GENERAL...............................................................43
   SECTION 9.1 NOTICES...............................................................43
   SECTION 9.2 AMENDMENT; WAIVER.....................................................44
   SECTION 9.3 SUCCESSORS AND ASSIGNS................................................44
   SECTION 9.4 EXPENSES..............................................................44
   SECTION 9.5 SCHEDULES.............................................................44
   SECTION 9.6 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM.........45
   SECTION 9.7 INFERENCES............................................................46
   SECTION 9.8 SEVERABILITY..........................................................46
   SECTION 9.9 ENTIRE AGREEMENT......................................................46
   SECTION 9.10 HEADINGS.............................................................46


                                       ii
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
   SECTION 9.11 COUNTERPARTS.........................................................46
   SECTION 9.12 BROKERS AND AGENTS...................................................46
   SECTION 9.13 SPECIFIC PERFORMANCE; REMEDIES.......................................47
   SECTION 9.14 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS............................47
TABLE OF EXHIBITS AND SCHEDULES......................................................49
INDEX OF DEFINED TERMS...............................................................50

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made as of December 26, 2001 by and among TRANSMATION, INC., an Ohio corporation ("SELLER"), ALTEK INDUSTRIES CORP., a New York corporation ("ALTEK") and FLUKE ELECTRONICS CORP., a Washington corporation ("BUYER").


         WHEREAS, Altek is engaged in the business and operations of the Transmation Products Group as currently conducted ("TPG"), including, variously, the design, manufacture, marketing, distribution, service and support of industrial-grade calibration instruments (collectively, the "BUSINESS"); and

         WHEREAS, Seller owns the 60,000 issued and outstanding shares of common stock, par value $0.10 per share, of Altek (the "SHARES"); and

         WHEREAS, the parties desire that Seller sell, transfer and assign to Buyer, and that Buyer purchase and assume from Seller, all of the Shares, representing the entire equity interests in Altek, all as more specifically provided herein;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                             ARTICLE I. DEFINITIONS

         SECTION 1.1 CERTAIN DEFINITIONS.

In addition to the other definitions contained in this Agreement, the following terms will, when used in this Agreement, have the following respective meanings:

         "AFFILIATES" means, with respect to any Person, any Persons directly or indirectly through one or more entities, controlling, controlled by, or under common control with, such other Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term "control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGREEMENT" means this Stock Purchase Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

         "ANCILLARY AGREEMENTS" means, collectively, those agreements and instruments, substantially in the forms of Exhibits A and B, to be entered into at Closing by Buyer and Seller.

         "BOOKS AND RECORDS" means with respect to Altek and the Business only, purchase or sales order files, warranty and repair files, suppliers lists, customer lists, dealer, representative and distributor lists, studies, surveys, analyses, strategies, plans, forms, designs, diagrams, technical data, quality control records, books, ledgers, files, reports, operating records, accounting records, price lists, correspondence and other forms of information relating in any manner to the business, operations or financial or statistical history of Altek or the Business, whether in written, electronic or magnetic form.

         "BUYER" has the meaning set forth in the preamble.

         "CLAIM" means any pending contest, claim, demand, assessment, action, cause of action, complaint, litigation, proceeding, hearing or notice involving any Person.

         "CLOSING" means the closing and consummation of the Transaction.

         "CLOSING BALANCE SHEET" means the unaudited balance sheet of the Business as of the Closing Date.

         "CLOSING DOCUMENTS" means (a) with respect to Seller, all agreements, documents and instruments, including the Ancillary Agreements, required to be delivered by Seller or a Seller Affiliate at Closing, as set forth in Section 7.1, and any other documents contemplated by this Transaction and (b) with respect to Buyer, all agreements, documents and instruments, including the Ancillary Agreements, required to be delivered by Buyer at Closing, as set forth in Section 7.2, and any other documents contemplated by this Transaction.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 5.5(c).

         "CONTINUATION COVERAGE" means group health coverage required by section 4980B of the Code.

         "DELIVERY" means, as the case may be, (a) the sale, assignment, transfer, conveyance or delivery to Buyer of the Shares, or (b) the license back to Seller of any Buyer-Licensed Intellectual Property; and "DELIVER" means to effect a Delivery.

         "ENCUMBRANCES" means liens (statutory or otherwise), mortgages, deeds of trust, pledges, hypothecation, assignments, charges, encumbrances, easements, rights of first refusal, deposit arrangements, security interests, options, conversion, puts, calls or other claims or rights, preferential arrangements of any kind or nature whatsoever (including without restriction on the transfer of assets), encroachments, conditional sales or other title retention agreements or any other restrictions or third party rights.

          "ENVIRONMENTAL LAW" means any Law relating to (a) the protection of human health or the environment (including air, water vapor, surface water, groundwater, drinking water supply, and surface or subsurface land), or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, management, release, investigation, remediation, removal or disposal of, Materials of Concern.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 3.7(a).

         "GAAP" means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue.

         "GOVERNMENTAL AUTHORIZATIONS" means all licenses, permits, certificates, orders, consents and other authorizations and approvals of any Governmental Entity required under any Law to carry on the Business as currently conducted in the Ordinary Course.

         "GOVERNMENTAL ENTITY" means any local, state, federal, foreign or other government, including each of their respective branches, departments, agencies, courts, instrumentalities or other subdivisions, or any bureau, board, commission, judicial or quasi-judicial body, authority, official, tribunal or other instrumentality of government.

          "INDEMNIFIED PARTIES" means, as appropriate in the context, either the Buyer Indemnified Parties or the Seller Indemnified Parties.

         "INDEMNIFYING PARTY" means a party providing indemnification pursuant to Article VIII.

         "INTERIM BALANCE SHEET" means the unaudited balance sheet of Altek as of November 30, 2001, including the notes thereto, attached as Schedule 3.7(a).

          "INVENTORY" means all of the items of inventory and supplies of Altek, including without limitation raw materials and supplies, work-in-process, finished goods, returned products and samples, equipment, parts, labels and packaging (including all rights and interests in goods in transit, consigned inventory, inventory sold on approval and rental inventory) and all returned products, samples and obsolete and nonsalable inventory.

         "LAW" means any applicable law, statute, ordinance, rule, regulation, code, order, judgment, injunction, decree or judicial or administrative doctrine that is legally promulgated or issued by any Governmental Entity.

         "LEASED REAL PROPERTY" means with respect to Altek the real property, fixtures and improvements (inclusive of warranties, guaranties, permits and licenses in connection therewith) that are the subject of the Leases.

         "LIABILITY" means any direct or indirect indebtedness, liability, Claim, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

         "LICENSES" means licenses granted to Altek of rights in software and firmware owned by third parties and used by the Business, which licenses are set forth on Schedule 3.11(b).

         "LOSSES" means Liabilities, losses, Claims, charges, actions, suits, proceedings, interest (including from date of such damage), penalties, punitive damages, valid assessments, judgments, audits, demands, settlement payments, deficiencies, and reasonable costs and expenses associated therewith (including reasonable attorneys' fees, litigation costs, fines, penalties and expenses of investigation).

         "MATERIAL ADVERSE EFFECT" means any change, event or effect that, individually when taken together with all other changes, events and effects that have occurred prior to the date of determination, is or is reasonably likely to be material and adverse to the operations, prospects, assets, liabilities, business, financial condition or results of operations of the Business, taken as a whole.

         "MATERIALS OF CONCERN" means any matter or material containing any substance, whether solid, liquid or gaseous, (a) that is listed, defined, designated or classified as radioactive, hazardous, toxic or otherwise a danger under any applicable Environmental Law, including, without limitation, PCBs, asbestos, petroleum, ureaformaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended and the regulations promulgated pursuant to said laws (b) the presence of which may require investigation or remediation under any Environmental Law, or (c) is otherwise legally regulated by a Governmental Entity which enforces such applicable Environmental Laws.

         "ORDINARY COURSE" means the conduct of the Business in accordance with the normal and customary practices and procedures of the Business.

         "PERMITTED ENCUMBRANCES" means: (a) liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; (b) mechanics', carriers', workers', repairmen's, statutory or common law liens being contested in good faith by appropriate proceedings consistent with past practice.

         "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization.

         "REAL PROPERTY"means all interests in real property, including without limitation, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, and all buildings and other improvements thereon, together with any additions thereto or replacements thereof owned, leased or licensed.

          "REQUIRED APPROVALS" means, collectively, the consents, approvals, waivers, authorizations, novations, notices and filings which are necessary for the consummation of the Transaction and which are set forth on Schedule 3.3.

          "SHARES" shall have the meaning set forth in the recitals.

          "TAXES" means (A) all foreign, federal, state, local and other income, gross receipts, sales, use, ad valorem, value-added, intangible, unitary, transfer, franchise, license, payroll, employment, estimated, withholding, excise, environmental, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, levies, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for payment of amounts described in clause (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes.

          "TAX RETURNS" means all reports, returns, declarations, claims for refund or statements of any kind or nature relating to Taxes, and any schedule or attachment thereto or any amendment thereof.

         "TRANSACTION" means, collectively, the purchase and sale of the Shares and the execution and delivery of the Closing Documents, and any other transaction contemplated herein and therein.

         "TRANSFER TIME" means 12:01 a.m. local time on the date following the Closing Date.


         "U.S." means the United States of America.

         SECTION 1.2 INTERPRETATION.

In this Agreement, unless the express context otherwise requires:

         (a) the words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

         (b) references to "Article" or "Section" are to the respective Articles and Sections of this Agreement, and references to "Exhibit" or "Schedule" are to the respective Exhibits and Schedules annexed hereto;

         (c) All Exhibits attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit shall have the meaning ascribed to such term in this Agreement.

         (d) references to a "party" means a party to this Agreement and include references to such party's successors and permitted assigns;

         (e) references to a "third party" means a Person not party to this Agreement;

         (f) references to a party's "knowledge" or any similar phrase means:
(i) in the case of Seller, the actual knowledge of (A) the senior management personnel of TPG (which shall include, without limitation, all directors and executive officers of Altek and Seller) after due inquiry with respect to the relevant matter, including facts of which any such personnel, in the reasonably prudent exercise of his or her duties, should be aware, or (B) with respect to Intellectual Property, the Persons listed on Schedule 1.2(f); or (ii) in the case of Buyer, the actual knowledge of the Persons listed on Schedule 1.2(f) after due inquiry with respect to the relevant matter;

         (g) the terms "dollars" and "$" means U.S. dollars;

         (h) terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

         (i) the masculine pronoun includes the feminine and the neuter, and vice versa, as appropriate in the context;

         (j) wherever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation";

         (k) unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

                          ARTICLE II. PURCHASE AND SALE

         SECTION 2.1 PURCHASE AND SALE OF BUSINESS AND STOCK OF ALTEK.

On the terms and subject to the conditions set forth herein, at Closing Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase from Seller all of the Shares, free and clear of all Encumbrances.

         SECTION 2.2 PURCHASE PRICE.

On the terms and subject to the conditions, representations, warranties and covenants set forth herein and in full consideration for the sale, assignment, transfer and delivery of the Shares to Buyer, at Closing Buyer will pay to Seller the amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) (the "PURCHASE PRICE") which shall be subject to the adjustments set forth in
Section 2.3.

         SECTION 2.3 POST-CLOSING ADJUSTMENT.

         (a) The Closing Balance Sheet will be prepared and finally determined as provided by this Section 2.3, whereupon all references herein to the "CLOSING BALANCE SHEET" will mean the same as so finally determined. Within sixty (60) days following Closing, Buyer will prepare the Closing Balance Sheet and deliver the same to Seller. The Closing Balance Sheet shall set forth the net equity of Altek as of the Closing Date (the "CLOSING NET EQUITY"). The Closing Balance Sheet shall be prepared on a basis consistent with the methodology and Ordinary Course used in the Interim Balance Sheet and, to the extent consistent therewith, with GAAP consistently applied; provided, that notwithstanding the foregoing, the Closing Balance Sheet shall exclude all related party and intracompany transactions, except for those related party and intracompany transactions (other than those between Altek and Seller) involving the bona fide provision of goods and services on terms and conditions that are no less favorable to the Business than could be obtained on an arms-length basis. In the preparation of the Closing Balance Sheet, Buyer and its authorized representatives shall have the right to review the workpapers and other documents and information used by Seller and Altek to prepare the Interim Balance Sheet.

         (b) After the receipt of the Closing Balance Sheet, Seller shall have ten (10) days to review the Closing Balance Sheet, together with the workpapers used in preparation thereof. The Closing Balance Sheet shall be final and binding on Seller, Buyer and Altek and their respective Affiliates unless the Seller objects, by giving written notice on or prior to the 10th day after Seller receipt of the Closing Balance Sheet, to any items in the Closing Balance Sheet or computation of the Closing Net Equity. Such notice shall state in reasonable detail the item or items in dispute, and shall state the amount, if any, of any adjustment that should be made to the Closing Balance Sheet ("DISPUTE NOTICE").

         (c) In the event of a dispute, Buyer and Seller will use their reasonable efforts to resolve any such objections and any resolution by them shall be final and binding on them. If Buyer and Seller do not resolve any such dispute within thirty (30) days after Buyer's receipt of the Dispute Notice, then Buyer and Seller shall, within five business days, submit the Closing Balance Sheet, or the resolution of only such item(s) thereof as are in dispute, to the New York City office of PricewaterhouseCoopers, LLP or such other nationally recognized firm of independent public accountants agreed upon by Seller and Buyer (the "NEUTRAL ACCOUNTANT"), for computation, verification or resolution in accordance with the provisions of this Agreement. Buyer and Seller will make readily available to such firm all relevant Books and Records (including work papers of a party's independent public accountants) as such firm reasonably requests and each party will be afforded the opportunity to present to the Neutral Accountant any material relating to the determination and to discuss the determination with the Neutral Accountant provided, however, that any materials so provided will be provided to all other parties hereto and no such discussions may take place without all other parties hereto being present, in person or otherwise, for the same. Such firm's computation or verification of the Closing Balance Sheet or resolution of such disputed item(s) thereof (as the case may be), which Buyer and Seller will instruct such firm to deliver to them within thirty (30) days after submission to such firm, will be final and binding upon the parties for all purposes, and such firm's fees and expenses therefor will be borne equally by Buyer and Seller. The Closing Balance Sheet, as so finally determined, will be annexed hereto as Schedule 2.3 subsequent to the Closing Date.

         (d) If the Closing Net Equity as so finally determined exceeds Eight Million One Hundred Thirty Two Thousand Dollars ($8,132,000) ("BASELINE NET EQUITY"), then the amount of such excess (the "INCREASE AMOUNT") will be paid by Buyer to Seller, within ten (10) days after such final determination.

         (e) If the Closing Net Equity is less than the Baseline Net Equity, then the amount of such deficiency (the "REDUCTION AMOUNT") will be paid by Seller to Buyer, within ten (10) days after such final determination.

         (f) All payments pursuant to Section 2.3 shall be made by wire transfer of immediately available funds to an account or accounts specified by the recipient of such payments, and such payments shall accrue no interest prior to payment on the date specified herein.

         SECTION 2.4 PRE-CLOSING ADJUSTMENT.

Buyer and Seller agree and acknowledge that the Purchase Price reflects the following downward adjustments: (i) $133,000 for obsolete and excessive inventory, (ii) $136,000 for certain accounts receivables and (iii) $231,000 for the Application Specified Integrated Circuit identified on the Interim Balance Sheet relating to capitalized research and development expenses. For the avoidance of doubt, Buyer and Seller agree and acknowledge that the Interim Balance Sheet and the Closing Balance Sheet shall include items (i) through (iii) set forth above and that in no event shall any post-closing adjustment be made for these items whether under Section 2.3 or otherwise.

         SECTION 2.5 CLOSING.

Closing will take place simultaneous with the execution and delivery of this Agreement by the parties hereto on the date first above written at the offices of counsel to Seller, Harter, Secrest & Emery LLP, 1600 Bausch & Lomb Place, Rochester, New York 14604. The date in the U.S. on which Closing occurs is called the "CLOSING DATE". The Closing shall be effective as of the Transfer Time. The required deliveries at Closing are set forth in Article VII.

              ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER

         To induce Buyer to enter in to this Agreement and consummate the Transaction, Seller makes the following representations and warranties to Buyer:

         SECTION 3.1 ORGANIZATION AND POWER.

Altek is a subsisting corporation duly organized and validly existing under the laws of New York. Altek has all requisite corporate power and authority to own or lease and operate its assets and to carry on the Business as currently conducted. Altek is not qualified to do business in any foreign jurisdiction and any failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 3.1 contains a list of all jurisdictions in which Altek is authorized or qualified to do business. Seller has delivered to Buyer true, complete and correct copies of its certificate of incorporation, bylaws or comparable charter documents of Altek. Altek is not in violation of, in conflict with or in default under any of its certificate of incorporation, bylaws or comparable charter documents, and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation, conflict or default.

         SECTION 3.2 CORPORATE AUTHORIZATION.

         (a) Altek has full legal right and requisite corporate power and authority to operate and carry on the Business as conducted, and to enter into, execute and deliver this Agreement and each Closing Document to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Altek of this Agreement and each Closing Document to which it is a party, have been duly and validly authorized, and no additional corporate authorization or consent is required in connection therewith.

         (b) Seller has full legal right and requisite corporate power and authority to enter into, execute and deliver this Agreement and each Closing Document to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and each Closing Document to which it is a party, have been duly and validly authorized, and no additional corporate authorization or consent is required in connection therewith.

         SECTION 3.3 APPROVALS.

All of the Required Approvals are listed on Schedule 3.3. Except for the Required Approvals, and except for consents, approvals, waivers, authorizations, novations, notices and filings required under Contracts or instruments identified in Schedule 3.3 (the "THIRD PARTY APPROVALS"), no consent, approval, waiver, authorization, registration, declaration or novation is required to be obtained by Seller or Altek from, and no notice or filing is required to be given by Seller or Altek to or made by Seller or Altek with, any Governmental Entity or other Person in connection with (i) the execution, delivery and performance by Seller and Altek respectively of this Agreement and each Closing Document to which it is a party and (ii) the consummation by Seller and Altek of the Transaction. Seller and Altek have obtained, or will obtain prior to Closing, all Required Approvals and Third Party Approvals.

         SECTION 3.4 NON-CONTRAVENTION.

The execution, delivery and performance by each of Seller and Altek of this Agreement and each Closing Document to which it is a party, and the consummation of the Transaction, do not and will not, except as set forth on Schedule 3.4 and except for obtaining all Required Approvals and Third Party Approvals: (a) violate, conflict with or result in a default under any provision of the certificate of incorporation, bylaws or other organizational documents of Seller or Altek; (b) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, suspension, revocation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Seller or Altek under, or a loss of any benefit to which Seller or Altek is entitled under, any contract, document, agreement, permit, license or other instrument, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the Shares, the Business or any of the Assets; (c) violate or result in a breach of or constitute a default under any Law to which Seller or Altek or any of their respective properties, rights or assets is subject or by which Seller or Altek or any of their respective properties, rights or assets are bound; (d) result in termination or any impairment of, or require any consent, approval or authorization under, any Material Permit; or (e) constitute an event which, after notice or lapse of time or both, would result in any conflict, breach, violation, default, requirement, loss, creation or imposition of any Encumbrance, termination or impairment or similar event described in Section 3.4(a)-(d).

         SECTION 3.5 CAPITALIZATION.

         (a) The authorized capital stock of Altek consists of 200,000 shares of common stock, par value $0.10 per share, of which only the Shares are issued and outstanding and all of which are owned by the Seller. Except for the Shares, no capital stock, equity interests or other securities of Altek, and no securities or other interests directly or indirectly convertible into any such stock, equity interests or securities, are issued or outstanding. Altek has no treasury shares. All of the outstanding shares of capital stock of Altek are duly authorized, validly issued, fully paid and nonassessable, free and clear of all Encumbrances (except insofar as contemplated by Section 630 of the New York Business Corporation Law). None of the Shares are subject to or were issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right.

         (b) There are no outstanding (i) agreements, arrangements, warrants, options, puts, calls, rights, options, subscriptions or other commitments to which Altek is a party or by which it or any of its respective properties or Assets are bound, relating to the sale, purchase, issuance or voting of any shares of capital stock of, or other membership or ownership interests in, or other securities of, Altek, or (ii) securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of, or other membership or ownership interests in, Altek.

         SECTION 3.6 BINDING EFFECT.

This Agreement, each Closing Document and each of the transactions contemplated herein have been duly approved by the directors of each of Seller and Altek and, when executed and delivered by Buyer, this Agreement and each Closing Document will constitute valid and legally binding obligations of each of Seller and Altek, enforceable against Seller and Altek in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         SECTION 3.7 CERTAIN FINANCIAL STATEMENTS.

         (a) Schedule 3.7(a) includes the following financial statements (the "FINANCIAL STATEMENTS"): (i) true, complete and correct copies of Altek's unaudited balance sheet and statements of income for the year ended March 31, 2001 and all schedules, and (ii) true, complete and correct copies of Altek's unaudited balance sheet for the eight month period ended November 30, 2001 (the "INTERIM BALANCE SHEET") and statements of income for the eight month period then ended. Each of the Financial Statements (including the notes thereto), except to the extent that the applicable Financial Statement presents only summary financial information, fairly presents the financial position and the results of the operations of the Business for the respective periods therein stated, and reflects adequate reserves for all known Liabilities, including all vacation Liability earned, as of the respective dates therein stated, in accordance with GAAP and, to the extent consistent with GAAP, Seller's policies, except as noted on Schedule 3.7(a).

         (b) The Business does not have any Liability of any nature that is not reflected or reserved against on the Interim Balance Sheet except for: (i) Liabilities of a similar nature as those reflected or reserved against on the Interim Balance Sheet that were incurred in the Ordinary Course since the date of the Interim Balance Sheet; (ii) Liabilities of any nature that are not required by GAAP to be so reflected or reserved against; and (iii) those Liabilities set forth on Schedule 3.7(b). Accounts payable reflected in the Financial Statements and the Interim Balance Sheet have arisen from bona fide transactions. Except as set forth on Schedule 3.7(b), all Liabilities of the Business incurred after the date of the Interim Balance Sheet were incurred in the Ordinary Course, arose from bona fide transactions, and are usual and normal in amount both individually and in the aggregate. Except as set forth in the Financial Statements or the Interim Balance Sheet, all Liabilities of the Business can be prepaid without penalty at any time.

         SECTION 3.8 STOCK; ASSETS; TITLE.


         (a) Except as set forth on Schedule 3.8, Altek has and will have at
Closing: (i) good, marketable and valid title to, or a valid leasehold interest in, all of its tangible property, free and clear of all Encumbrances except for Permitted Encumbrances; and (ii) good, marketable and valid right, title and interest in and to all intangible property, free and clear of all Encumbrances except for Permitted Encumbrances and, in the case of the Contracts and the licenses, subject to the rights of third parties thereunder (the "ASSETS"). The Assets are all of the assets and properties necessary to conduct the Business. All of the tangible Assets have been maintained in a reasonably prudent manner, are in good operating condition and repair (ordinary wear and tear excepted), and no required maintenance with respect thereto has been deferred or delayed.

         (b) Except as set forth on Schedule 3.8, Seller has, and will have at the Closing, good title to all of the Shares, free and clear of all Encumbrances. As a result of the Transaction, Buyer will be the record and beneficial owner of all outstanding capital stock of Altek and all rights to acquire capital stock of Altek.

         SECTION 3.9 COMPLIANCE WITH LAWS.

Except as set forth on Schedule 3.9, the Business has been and is being conducted in compliance with all Laws, and the Business has all Governmental Authorizations necessary for the conduct of the Business as currently conducted except for the failures of compliance or lack of Governmental Authorizations that would not have a Material Adverse Effect (it being understood that nothing in this Section 3.9 is intended to address any matter of compliance that is the subject of any other representation or warranty set forth herein).

         SECTION 3.10 LITIGATION AND CLAIMS.

Except as set forth on Schedule 3.10(a), there is no civil, criminal or administrative Claim or other proceeding or investigation pending or, to the knowledge of Seller, threatened against or affecting Seller or Altek with respect to or relating to the Business or any of the Assets or Intellectual Property, and no notice of any Claim or investigation involving or relating to Altek, the Business or any of the Assets, whether pending or threatened, has been received by the Seller or Altek. Except as set forth on Schedule 3.10(b), neither the Business nor any of the Assets or Intellectual Property is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity of competent jurisdiction or any arbitrator. Seller does not have any Claims against Altek except for certain intercompany charges which will be eliminated at or immediately prior to Closing.

         SECTION 3.11 INTELLECTUAL PROPERTY.

         (a) "INTELLECTUAL PROPERTY" means (i) all registered and unregistered trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, trade dress, servicemarks, servicemark registrations and renewals thereof, servicemark rights, and all applications to register the same (the "TRADEMARKS"); (ii) all issued foreign and domestic patents, patent rights, patent applications (the "PATENTS"); (iii) all registered and unregistered copyrights, copyright registrations, renewals thereof, and applications to register the same (the "COPYRIGHTS"); (iv) all software, computer programs, computer systems, modules and related data (the "SOFTWARE"); (v) all Internet domain names ("DOMAIN NAMES") and Internet web-sites and the content thereof ("INTERNET SITES" ); (vi) all licenses, sublicenses and agreements pursuant to which any Person has acquired rights in or to any of the Trademarks, Patents, Copyrights, Software, Domain Names or Proprietary Rights ("LICENSES-IN"); (vii) all licenses, sublicenses and agreements pursuant to which any Person has licensed or transferred any rights to any of the Trademarks, Patents, Copyrights, Software, Domain Names or Proprietary Rights ("LICENSES-OUT"); (viii) all Proprietary Rights (including in each case of (i) through (vii) above, all copies and embodiments thereof, in electronic, written or other media, owned, used, or contemplated for use by any Person). As used herein, the term "PROPRIETARY RIGHTS" means all categories of confidential and proprietary information, including, without limitation, trade secrets, know-how, inventions, invention disclosures (whether or not patentable and whether or not reduced to practice), inventor rights, reports, quality records, engineering notebooks, models, processes, procedures, drawings, specifications, designs, ingredient or component lists, formulae, plans, proposals, technical data, copyrightable works, financial, marketing, customer and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, and all other confidential and proprietary information.

         (b) Schedule 3.11(b) sets forth a complete and accurate list of each and all domestic and foreign Trademarks, Patents, Copyrights, Software, Domain Names, and Internet Sites (including (i) for each Patent, the number, normal expiration date and title for each country in which such Patent has issued, or, if applicable, the application number, date of filing and title for each country; (ii) for each Trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a Trademark has been registered; and (iii) for each copyright, the number and date of filing for each country in which a copyright has been filed) that are licensed or sublicensed, created by or for, applied for, used by or on behalf of, owned by, controlled by, or registered in the name of, Altek or Seller (as relates to the Business) or in which Altek or Seller (as relates to the Business) has any rights or interests, and all

Licenses-In (excluding software and databases licensed to Altek or Seller (as relates to the Business) under standard, non-exclusive software licenses granted to end-user customers by third parties in the ordinary course of such third parties' business) and Licenses-Out, together with a brief description of each.

         (c) Except as set forth on Schedule 3.11(c), to the knowledge of Seller, Altek or Seller (as relates to the Business) owns, or possesses good, insurable, marketable and valid title or adequate licenses or other rights to use, all Intellectual Property necessary to conduct the business and operations of Altek, and to perform under any contracts, as currently being conducted (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). The Intellectual Property Rights are valid, in full force and effect and are enforceable. Except as set forth on Schedule 3.11(c), no Intellectual Property Right has been cancelled, adjudicated invalid, lapsed or is subject to any outstanding judgment, order, decree, ruling, injunction, writ or consent restricting its use or adversely affecting Altek's or Seller's (as relates to the Business) rights thereto. No claim is pending or, to Seller's knowledge threatened, and no notice or invitation to license has been received that questions Altek's or Seller's (as relates to the Business) title to, claims any ownership of or any rights to any Intellectual Property Rights, or claims or at all indicates that the present or past operations of Altek or Seller (as relates to the Business) infringes upon or conflicts with the rights of any third party intellectual property, except as set forth on Schedule 3.11(c). Except as set forth on Schedule 3.11(c), no claim is pending, or to Seller's knowledge, threatened, to the effect that any Intellectual Property is invalid or unenforceable. There are no pending, or, to Seller's knowledge threatened, interferences, re-examinations, oppositions, cancellation proceedings, or the foreign equivalent thereof involving any Patents or Trademarks of Altek, or Seller (as relates to the Business). There is no breach or violation by Altek or Seller (as relates to the Business) of, and, to the Seller's knowledge, there is no breach, violation, or threatened breach by any third party of any Intellectual Property Rights, except as set forth on
Schedule 3.11(c). Except as set forth on Schedule 3.11(c), to Seller's knowledge, there has been no unauthorized disclosure or use of Proprietary Rights of Altek. To the knowledge of Seller, none of the operations of Altek (including any and all products and services of Altek or Seller (as relates to the Business)), as now or presently contemplated to be conducted, or performance under any contract as it has been, or as is currently being, conducted, infringes or, to Seller's knowledge, will infringe, upon any third party intellectual property. No license, contract, agreement or understanding between or among Altek or Seller (as relates to the Business) and any third party exists that would impede or prevent the continued use by Altek or Seller (as relates to the Business) of the entire right, title and interest of Altek or Seller (as relates to the Business) in and to the Intellectual Property Rights. The consummation of the transactions contemplated by this Agreement and any related document will not result in the loss or impairment of any Intellectual Property Right. Except as set forth on Schedule 3.11(c), all directors, officers, employees and consultants who have access to Confidential Information have executed appropriate nondisclosure agreements, copies of which have been provided to the Buyer. Other than as set forth on Schedule 3.11(c), Altek and Seller (as relates to the Business) have no obligation to compensate any third party for any Intellectual Property Rights. Altek and Seller (as relates to the Business) have not agreed to indemnify any

Person for or against any interference, infringement, misappropriation or other violation with respect to the Intellectual Property.

         SECTION 3.12 EMPLOYEE BENEFITS.

         (a) With respect, as applicable, to Benefit Plans and Benefit Arrangements maintained by Seller.



                  (i) Seller has delivered the following documents to Buyer with respect to each Benefit Plan and Benefit Arrangement: (A) all Benefit Plan or Benefit Arrangement documents, including but not limited to, trust agreements, insurance policies, service agreements and formal and informal amendments to each; (B) the most recent Internal Revenue Service ("IRS") Forms 5500 or 5500C/R or other comparable documents and any attached financial statements and those for the prior three years; (C) the last IRS determination or opinion letter that covered the qualification of the entire plan; (D) summary plan descriptions and summaries of material modifications; (E) all notices the IRS, Department of Labor, or any other U.S. or non-U.S. governmental agency or entity issued to Altek or Seller within the three years preceding the date of this Agreement; and
(F) all employee manuals or handbooks containing personnel or employee relations policies;

                  (ii) Neither Altek nor its ERISA Affiliates have maintained or contributed to any plan intended to qualify under Section 401(a) of the Code other than as listed on Schedule 3.12(a) (the "QUALIFIED PLANS"). The Qualified Plans qualify for exemption under Section 401(a) of Code, and, to the Seller's knowledge, nothing has occurred with respect to the operation of any Qualified Plans that could cause the loss of such qualification or exemption or the imposition of any material liability, lien, penalty or tax under ERISA or the Code; each Benefit Plan has been tested for compliance with the qualification requirements under the Code in a manner that takes into account the affiliations among Altek and its ERISA Affiliates; each Benefit Plan and each Benefit Arrangement has been maintained in material compliance with its constituent documents and with all applicable provisions of U.S. Laws, including federal and state securities laws and any reporting and disclosure requirements; and no Benefit Plan has ever held as an asset any security issued by Altek or Seller.

                  (iii) Neither Altek nor any ERISA Affiliate has ever sponsored or maintained or had any liability (whether actual or contingent) with respect to any Benefit Plan subject to Code Section 412 or ERISA Section 302 or Title IV (including any multiemployer plan), including any benefit plan that would have been a Benefit Plan if it covered employees of Altek or the Business;

                  (iv) There are no pending claims (other than routine benefit claims) or lawsuits that have been asserted or instituted in writing by, against, or relating to, any Benefit Plans or Benefit Arrangements, nor to the Seller's knowledge, is there any basis for any such claim or lawsuit; No Benefit Plans or Benefit Arrangements are or have been under audit or examination (nor has notice been received of a potential audit or examination) by any U.S. or non-U.S. governmental agency or entity (including the IRS and Department of Labor);

                  (v) No Benefit Plan or Benefit Arrangement contains any provision that would accelerate or vest any benefit or require severance, termination or other payments or trigger any liabilities as a result of the transactions this Agreement contemplates; Neither Altek nor Seller has declared or paid any bonus or incentive compensation related to the transactions this Agreement contemplates; and no payments or benefits promised or owed to any employee of Altek will, individually or collectively, be nondeductible under Code Section 280G; and

                  (vi) All group health plans of Altek and its ERISA Affiliates materially comply and have complied with the requirements of Part 6 of Title I of ERISA ("COBRA"); no current or former employee of Altek (or beneficiary of such employee) is entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as applicable law requires.

         (b) Schedule 3.12(b) of the Disclosure Schedule sets forth an accurate list, as of the date hereof, of all employees of Altek and all employment agreements with such employees, and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such person as of the date of this Agreement. The schedule also shows totals accrued for vacation, sick leave, and incentive bonuses for all employees.

         (c) With respect to employees of the Business and service providers to the Business:

                  (i) Altek has complied with all applicable U.S. and non-U.S. laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, employee classification, unfair labor practices, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements and has complied with all employment agreements, and no claims, controversies, investigations, or suits are pending or, to the Seller's knowledge, threatened with respect to such laws or agreements, either by private individuals or by governmental agencies; and all employees are at-will;

                  (ii) No labor union represents or has ever represented the employees of the Business, no collective bargaining agreement is or has been binding against the Business with respect to the employees, and to Seller's knowledge, no organizational efforts have ever occurred with respect to the employees. No grievance or arbitration proceeding arising out of or under collective bargaining agreements or employment relationships is pending, and no claims therefore exist or have, to the Seller's knowledge, been threatened; no labor strike, lock-out, slowdown, or work stoppage is or has ever been pending or threatened against or directly affecting Altek;

                  (iii) All persons who are or were performing services for Altek and are or were classified as independent contractors do or did satisfy and have satisfied the requirements of law to be so classified, and Altek fully and accurately reported their compensation on IRS Forms 1099 or other applicable tax forms for independent contractors when required to do so.

         (d) Definitions:

                  (i) "BENEFIT ARRANGEMENT" means any Benefit Arrangement Altek or Seller sponsors or maintains or with respect to which Seller has or may have any current or future liability (whether actual, contingent, with respect to any of its assets or otherwise), in each case with respect to any present or former employees of Altek or Seller, or with respect to the Business, including any benefit arrangement, obligation, or practice, whether or not legally enforceable, to provide benefits (other than merely as salary or under a Benefit
Plan), as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, including, but not limited to, employment or consulting agreements, severance agreements or pay policies, stay or retention bonuses or compensation, executive or incentive compensation programs or arrangements, sick leave, vacation pay, plant closing benefits, salary continuation for disability, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase plans or programs, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Code Section 125, and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

                  (ii) "BENEFIT PLAN" means any Benefit Plan that Altek [or Seller] maintains or has previously maintained or to which Altek or Seller is obligated to make payments or has or may have any liability, in each case with respect to any present or former employees of the Business or Altek. "Benefit Plan" has the meaning given in ERISA Section 3(3), together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by that or another section, (ii) maintained outside the United States, or
(iii) individually negotiated or applicable only to one person.

                  (iii) "ERISA AFFILIATE" means any person or entity that, together with the entity referenced, would be or was at any time treated as a single employer under Code Section 414 or ERISA Section 4001 and any general partnership of which the entity is or has been a general partner.

         SECTION 3.13 ENVIRONMENTAL MATTERS.

         (a) The Business has complied in all material respects with all Environmental Laws, and no Claim or, to Seller's knowledge, investigation has been filed or commenced against or in connection with the Business alleging any failure to comply with any Environmental Law.

         (b) Except as set forth in Schedule 3.13, neither Altek nor the Business has any Liability (and Altek and the Business has not handled, used, stored, recycled or disposed of any Material of Concern, arranged for the disposal of any Material of Concern, exposed any employee or other Person to any Material of Concern or hazardous condition, or owned or operated any property or facility in any manner that could be expected to form the basis for any present or future Claim or investigation giving rise to any such Liability) for damage or remediation to any site, location or body of water (surface or subsurface), or for any illness of or personal injury to any employee or other Person, under any Environmental Law.

         (c) All properties and equipment owned by Altek and used in the Business are free of any amounts of Materials of Concern the presence of which could be expected to result in Losses after the Closing Date in amounts in excess of $10,000 individually or in the aggregate.

         (d) There are not in service or out of service underground storage tanks, and Altek has not released any Materials of Concern, in or on the Leased Real Property or other Real Property.

         (e) Altek holds all environmental Permits (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Business as such activities and business are currently being conducted. All Environmental Permits are in full force and effect. Altek (i) is in compliance in all material respects with all terms and conditions of the Environmental Permits and (ii) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws. Neither Altek nor Seller has knowledge of any circumstances that may prevent or interfere with such compliance in the future. Schedule 3.13 includes a listing and description of all Environmental Permits currently held by Altek or Seller (relating to the Business), and all orders, decrees, judgments, notice or demand letters issued to or against Altek or Seller (relating to the Business) relating to pollution or protection of health or the environment.

         SECTION 3.14 CONTRACTS.

Schedule 3.14 sets forth an accurate list of:

                  (i) all contracts and agreements, whether written or oral, to which Altek is a party or by which the Business, Altek or any of the Assets are bound which may give rise to obligations, liabilities or benefits exceeding $5,000 or which are material to the Business as a whole;

                  (ii) all contracts, commitments, leases, instruments, agreements, loans, licenses and Permits, written or oral, between Altek and any current or former officer, director, stockholder, manager, member, employee or Affiliate thereof or of Altek;

                  (iii) each loan or credit agreement, security agreement, guaranty, indenture, mortgage, pledge, conditional sale or title retention agreement, equipment obligation, lease purchase agreement or other instrument evidencing indebtedness of Altek, or to which Altek is a party or by which Altek or any of the Assets are bound (including without limitation all guarantees by Seller relating to Altek);

                  (iv) all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, relating to Altek, or to which Altek is a party or by which any of the Assets are bound, which relate to any intellectual or intangible property (including without limitation the Intellectual Property);

                  (v) all agreements, contracts and understandings, whether written or oral, relating to Altek, or to which Altek is a party or by which any of the Assets are bound, which contain any non-solicitation, non-competition, confidentiality or similar obligations or which otherwise prohibit Altek from freely providing services or supplying products to any customer or potential customer;

                  (vi) any contract, agreement or understanding for the cleanup, abatement or other actions in connection with any Material of Concern, the remediation of any existing environmental liabilities, violation of any Environmental Laws or relating to the performance of any environmental audit or study;

                  (vii) any joint venture, partnership or similar contract or agreement; and

                  (viii) any contract under which real property is licensed, leased or subleased.

         Each of these contracts (other than purchase orders and product warranties incurred in the Ordinary Course) are referred to as the "CONTRACTS". Except for those which expired by their terms prior to the date hereof or prior to the Closing Date, each Contract is a valid and binding obligation of Altek and is in full force and effect. Except as set forth on Schedule 3.14, there is no default by Altek under any Contract that has not been cured or waived and neither Seller nor Altek is party to any written or, to Seller's knowledge, oral agreement or arrangement that would modify or affect the economic terms of any Contract, except for those modifications or effects which, individually or in the aggregate, would not have a Material Adverse Effect. To the knowledge of Seller, no other party to any Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default. Neither Seller nor Altek has received a notice of default under any Contract.

         SECTION 3.15 FINDERS' FEES.

Except as set forth on Schedule 3.15, there is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of Seller or Altek who has been paid, or might be entitled to, any fee or commission from Seller, Altek or Buyer in connection with the Transaction. No engagement letter was entered into by Seller or Altek with any broker, finder or other adviser which obligates Seller or Altek to continue to use the services of such Person or pay any fees or expenses, in each case in connection with any future transaction with respect to Altek or the Business.

         SECTION 3.16 SUBSEQUENT CHANGES.

         Since the date of the Interim Balance Sheet, there has not been any change in the Business, or in the financial condition, operations or results of operations of the Business, that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, since the date of the Interim Balance Sheet, except as set forth on Schedule 3.16, the Business has not:

         (a) sold, leased, transferred or assigned any of the Assets outside the Ordinary Course;

         (b) entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) other than Ordinary Course sales and purchase orders;

         (c) accelerated, terminated, modified or canceled any Contract except in the Ordinary Course, or materially modified the Business's backlog; and, to the knowledge of Seller, no other party has done so as a result of any default by Seller or Altek;

         (d) made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course;

         (e) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

         (f) issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

         (g) delayed or postponed the payment of accounts payable or other Liabilities outside of the Ordinary Course;

         (h) canceled, compromised, waived or released any material right or Claim (or series of related rights and Claims) outside the Ordinary Course;

         (i) granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights;

         (j) experienced any material damage, destruction or loss to the Assets not covered by insurance;

         (k) granted any increase in the base compensation of any of the Employees or made any other material change in employment terms for any of the Employees, except for normal compensation increases made in the Ordinary Course; or

         (l) entered into any commitment to do any of the foregoing.


         SECTION 3.17 LEASES.

Schedule 3.17 sets forth a list of each oral or written sublease, lease, license, contract or other agreement (including all amendments, renewals, extensions, modifications or supplements thereto) relating to the Assets or Real Property used in connection with the Business and each amendment or modification thereto (individually, a "LEASE" and collectively, the "LEASES"). Seller has made available to Buyer correct and complete copies of the Leases (as amended to date). With respect to each Lease:

         (a) the Leases are legal, valid, binding and enforceable on Altek, and in full force and effect in accordance with their respective terms;

         (b) the Leases constitute all of the leases (including subleases) under which Altek holds leasehold interests in real estate;

         (c) neither Seller nor Altek is, and to the knowledge of Seller, no other party to the Lease is, in breach or default thereof, and no event has occurred and is continuing which, with notice or lapse of time, would constitute a breach or default thereof or permit termination, modification or acceleration thereunder;

         (d) neither the Seller nor Altek has received notice of default by any party to the Leases;

         (e) to the knowledge of Seller, there are no disputes, oral agreements or forbearance programs in effect as to any Lease that would have a Material Adverse Effect;

         (f) Except as set forth on Schedule 3.17, Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest under the Leases; and

         (g) Seller or Altek has obtained all Governmental Authorizations (including licenses and permits) required to be obtained by it in connection with its operation of the Business at the premises leased under the Lease, and has operated and maintained such premises in all material respects in accordance with applicable Laws.

         SECTION 3.18 REAL PROPERTY.

Altek possesses legally enforceable and transferable rights to use under a valid and subsisting oral sublease with the Seller all Real Property necessary for the conduct of the Business after the Closing Date substantially in the same manner as conducted by Altek prior to the Closing Date (the "BUSINESS REAL PROPERTY") free and clear of any and all Encumbrances. Altek does not own and never has owned any Real Property. There are no Persons other than Altek or Seller in possession of the Business Real Property or any portion thereof. Neither Seller nor Altek has received any notice claiming any violation of any Law, or requiring or calling attention to the need for any work, repairs, maintenance, construction, alterations, or installations on or in connection with the Business Real Property that has not been complied with. All buildings, structures, appurtenances, mechanical, plumbing electrical and other improvements and building systems situated on the Business Real Property are in good operating condition and have no patent structural defects.

         SECTION 3.19 PRODUCT WARRANTY.

Seller has heretofore made available to Buyer copies of the standard terms and conditions of sale or lease of the Business (containing applicable guaranty, warranty and indemnity provisions). Except to the extent of the warranty reserve set forth on the Interim Balance Sheet, each of the products and services sold, leased or delivered by the Business meets all standards for quality and workmanship prescribed by law or regulation, industry standard, contractual agreements, written commitments, express and implied warranties and/or the product literature of Seller or Altek relating to the Business. Except as described on Schedule 3.19, (i) no claims have been made or are threatened under the product warranties of Seller or Altek thereof with respect to the Business,
(ii) there exists no event or circumstance, which after notice or the passage of time or both, might create or result in Liabilities or obligations under any of the product warranties of Seller or Altek with respect to the Business in excess of the Liabilities and obligations incurred under such product warranties on average, during the past two years, (iii) there are no statements, citations or decisions by any Governmental Authority or any product testing laboratory stating that any product of Altek is unsafe or fails to meet any standards promulgated by such Governmental Authority or testing laboratory, (iv) to Seller's knowledge, there is no design, manufacturing or other defect in any model or type of product or product specification of Seller of Altek relating to the Business and (v) there have not been any mandatory or voluntary product recalls with respect to any products of Altek and, to the Seller's knowledge, there is no fact relating to any product of Altek that may impose a duty on Seller or Altek to recall any product or warn customers of a defect in any product. As of the date of the Interim Balance Sheet, the Business had no Liability for replacement or repair of such products or other damages in connection therewith, except to the extent of the warranty reserve set forth on the Interim Balance Sheet.

         SECTION 3.20 TAXES.


         (a) Altek has timely filed all income Tax Returns required to be filed by it (subject to any applicable extensions). Each affiliated group (within the meaning of Section 1504(a) of the Code) with which Altek files a consolidated, combined or unitary Tax Return has timely filed all such income Tax Returns that it was required to file (subject to any applicable extensions) for each taxable period during which Altek was a member of the group.

         (b) Altek has duly paid in full (or there has been paid on its behalf) or will have established (or there will have been established on its behalf) an adequate reserve on the Closing Balance Sheet (excluding reserves for deferred Taxes) for all Taxes that are payable or may become payable by Altek (i) in respect of any taxable period ending on or before the Closing Date and (y) for any taxable period that begins before the Closing Date and ends thereafter, to the extent such Taxes are attributable to the portion of such period ending on the Closing Date under the terms of Section 5.2(b).

         (c) Altek has withheld and paid over all Taxes required to have been withheld and paid over on or before the Closing Date, and complied with all information reporting and backup withholding requirements required to be complied with on or before the Closing Date, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employer, creditor, independent contractor or other third party. There are no Encumbrances on any of the assets of Altek with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes being contested in good faith through appropriate proceedings and for which reserves have been or will be established on the Closing Balance Sheet in accordance with GAAP (excluding reserves for deferred Taxes).

         (d) Altek has not waived any law or regulation fixing, or consenting to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect. Seller has not waived any law or regulation fixing, or consenting to the extension of, any period of time for assessment of any Taxes of Altek which waiver or consent is currently in effect. There is no pending examination or proceeding by any authority or agency with respect to Altek relating to the assessment or collection of Taxes.

         (e) As of the Closing Date, Altek will not have any obligation or will have any obligation that could arise under any Tax sharing agreement between it and another entity.

         (f) Altek has not made any payments and is not obligated to make any payments, that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

         (g) Seller has delivered or otherwise made available to Buyer correct and complete copies of all income, franchise and other material Tax Returns filed by or with respect to Altek for taxable periods ending after December 31, 1998.

         (h) Altek is not a U.S. real property holding company within the meaning of section 897 of the Code.

         SECTION 3.21 ACCOUNTS RECEIVABLE.

The accounts receivable reflected in the Interim Balance Sheet represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course. No portion of such accounts receivable is to be paid to any Person or entity other than to Altek or to Seller for Altek's account. The reserves relating to the accounts as shown on the Interim Balance Sheet are calculated in accordance with GAAP and consistent with past practice. There is no contest, claim, or right of set-off under any Contract or otherwise with any maker of any such accounts receivable relating to the amount or validity of such accounts receivable. All intracompany charges and payables between Seller and Altek accrued prior to the Closing Date, whether or not reflected on the Interim Balance Sheet, will be terminated and released on or before the Closing Date.

         SECTION 3.22 BOOKS AND RECORDS.

Altek thereof has maintained Books and Records which, in reasonable detail, accurately and fairly reflect all material transactions entered into by Altek, or to which Altek is a party. Altek has not engaged in any transaction, maintained any bank account or used any corporate funds, except for transactions, bank accounts and funds which have been and are reflected in its normally maintained books and records. Complete copies of the Books and Records of Altek have been made available to Buyer.

         SECTION 3.23 LICENSES AND PERMITS.


Altek owns or holds all permits, licenses, variances, exemptions, government orders, approvals and authorizations (collectively, "PERMITS") except for any Permits the absence or loss of any of which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect (the "MATERIAL PERMITS"). Each of the Material Permits is set forth on Schedule 3.23. The Material Permits are valid and, to the Seller's knowledge, no Governmental Authority intends to modify, cancel, terminate or not renew any of the Material Permits, as a result of the Transaction.

         SECTION 3.24 LIABILITIES.

Altek is not liable for or subject to any Liabilities of any kind or nature whatsoever, whether known, absolute, accrued, contingent or otherwise, or whether due or to become due, except for (i) those Liabilities reflected on the Interim Balance Sheet and not previously paid or discharged and (ii) those Liabilities incurred since the date of the Interim Balance Sheet in the Ordinary Course which are not, individually or in the aggregate, material to Altek.

         SECTION 3.25 SIGNIFICANT CUSTOMERS AND SUPPLIERS.

Schedule 3.25 is a true and correct list showing (i) the ten largest customers of Altek on a consolidated basis by gross purchases during the twelve month period ending as of the date of the Interim Balance Sheet (the "SIGNIFICANT CUSTOMERS"), (ii) the ten largest vendors and suppliers of Altek on a consolidated basis by gross purchases during the twelve month period ending as of the date of the Interim Balance Sheet, and (iii) vendors and suppliers of Altek who are the sole available source of such supply, ((ii) and (iii) collectively, the "Significant Vendors"). Except as set forth on Schedule 3.25, since January 1, 2001, no Significant Customer or Significant Vendor has, whether as a result of the transactions contemplated hereby or otherwise, (a) stopped or indicated an intention to stop trading with or supplying Altek, (b) indicated its intention to materially reduce its trading with or provision of goods and services to Altek, or (c) changed, or indicated an intention to change, materially the terms and conditions on which it is prepared to trade with or supply Altek.


         SECTION 3.26 INSURANCE.

Schedule 3.26 sets forth an accurate list of all insurance policies carried by Altek or relating to the Business. All insurance loss runs or workmen's compensation claims for the past three policy years have been delivered to Buyer. Seller has made available to Buyer true, complete and correct copies of all such insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and Altek or Seller, as applicable are otherwise in full compliance with the terms of such policies. Such policies of insurance are of the type and in amounts customarily carried by Persons conducting businesses similar to the Business. There have been no threatened terminations of, or material premium increases with respect to, any of such policies.


         SECTION 3.27 BANK ACCOUNTS; POWERS OF ATTORNEY.

Schedule 3.27 sets forth a true and complete list of all bank accounts, safe deposit boxes and lock boxes of Altek, including the names in which such accounts or boxes are held and identification of all Persons authorized to draw thereon or have access thereto.


         SECTION 3.28 INVENTORY.

All of the Inventory reflected as an asset on the Interim Balance Sheet is usable or salable in the Ordinary Course. There are no damaged, excess or obsolete items which are included in the value of the inventory shown on the Interim Balance Sheet (net of write-offs and reserves reflected therein). The values at which the Inventory is carried on the Interim Balance Sheet set forth on Schedule 3.28 include gross inventory (valued at $1,200,000) over 12 months old, all as more specifically set forth on Schedule 3.28, and reflect the inventory valuation policy of stating inventories at cost or market, whichever is lower on a first-in, first-out basis.

         SECTION 3.29 BACKLOG.

Schedule 3.29 lists all pending customer orders for Altek as of the date set forth on Schedule 3.29. All such customer orders were entered into in the Ordinary Course. No such customer orders are at prices which, based on the past experience of the Altek and current and anticipated costs, are or can reasonably be expected to result in a material loss to Altek.


         SECTION 3.30 SUBSIDIARIES.

Altek has no subsidiaries and does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any Person, whether active or dormant, nor is Altek, directly or indirectly, a participant in any joint venture, partnership, limited liability company, trust, association or other noncorporate entity. There are no trusts or similar entities or instruments of guardianship or custodianship, whether enforceable or not, in existence for the benefit of Altek.


         SECTION 3.31 CERTAIN BUSINESS PRACTICES.

Neither Altek nor any officer, employee, stockholder, agent or representative of Altek, nor any Person associated with or acting for or on behalf of Altek, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of what form, whether in money, property, or services (i) to obtain favorable treatment for business or Contracts secured, (ii) to pay for favorable treatment for business or Contracts secured, (iii) to obtain special concessions or for special concessions already obtained, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the Books and Records.


         SECTION 3.32 ASSIGNMENT OF SELLER INTELLECTUAL PROPERTY.

Seller represents to Buyer that the Intellectual Property Rights constitute all of the intellectual property assets necessary for the conduct of the Business after the Closing Date in the same manner as conducted prior to the Closing Date and that all patents, trademarks or other Intellectual Property Rights owned or licensed by Seller that are used in connection with the Business as presently conducted by Altek and in the development, sale or manufacture of Altek's goods, products and services have been properly assigned to Altek prior to or at the Closing.


              ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER

         To induce the Seller and Altek to enter into this Agreement and to consummate the Transaction, Buyer makes the following representations and warrants to Seller:

         SECTION 4.1 ORGANIZATION AND POWER.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of Washington and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as currently conducted. Buyer is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership or operation of its properties and assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder.


         SECTION 4.2 CORPORATE AUTHORIZATION.

Buyer has full corporate power and authority to execute and deliver this Agreement and each Closing Document, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and each Closing Document have been duly and validly authorized and no additional corporate authorization or consent is required in connection therewith.


         SECTION 4.3 APPROVALS.

No consent, approval, waiver, authorization or novation is required to be obtained by Buyer from, and no notice or filing is required to be given by Buyer to or made by Buyer with, any Governmental Entity or other Person in connection with (i) the execution, delivery and performance by Buyer of this Agreement and each Closing Document; and (ii) the consummation by Buyer of the Transaction.

         SECTION 4.4 NON-CONTRAVENTION.

The execution, delivery and performance by Buyer of this Agreement and each Closing Document, and the consummation of the Transaction, do not and will not:
(a) violate, conflict with or result in a default under any provision of the articles of incorporation, bylaws or other organizational documents of Buyer;
(b) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, suspension, revocation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer under, any agreement, document, permit, contract, lease, sublease, arrangement, commitment, license or other instrument to which Buyer is a party or by which any of its assets is bound; (c) violate or result in a breach of or constitute a default under any Law; or (d) constitute an event which after notice or lapse of time, or both, would result in any conflict, breach, violation, default, requirement, loss or similar event described in
Section 4.4(a) - (c) to which Buyer is subject; except for, in the cases of the foregoing clauses (b) through (d), conflicts, breaches, terminations, defaults, cancellations, accelerations, or violations that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder.

         SECTION 4.5 BINDING EFFECT.

This Agreement, each Closing Document and the Transaction have been duly approved by the board of directors of Buyer and when executed and delivered by Buyer this Agreement and each Closing Document will constitute valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         SECTION 4.6 FINANCING.

On the Closing Date, Buyer will have sufficient funds to consummate the Transaction and to perform its obligations hereunder.

         SECTION 4.7 LITIGATION AND CLAIMS.

There is no civil, criminal or administrative Claim or other proceeding or investigation pending or, to the knowledge of Buyer, threatened, against Buyer except for those that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder. Buyer is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity of competent jurisdiction or any arbitrator, except for those that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder.

         SECTION 4.8 FINDERS' FEES.

There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any Affiliate of Buyer who might be entitled to any fee or commission from Seller or any Affiliate of Seller in connection with the Transaction.


                          ARTICLE V. CERTAIN COVENANTS


         SECTION 5.1 FURTHER ASSURANCES.

From time to time after the Closing Date, upon request of any party and without further consideration, each party hereto shall execute, acknowledge and deliver all such other reasonable instruments and documents and shall take all such other reasonable actions required to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Seller shall use commercially reasonable efforts to have the now current officers, directors and employees of Altek and Seller cooperate with Buyer on and after the Closing Date, at times reasonably convenient for Seller and its staff and for no more than a reasonable number of hours, in furnishing information, evidence, testimony and other reasonable assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to any and all periods beginning prior to the Closing Date.


         SECTION 5.2 TAX MATTERS.

The following provisions shall govern the allocation of responsibility as between Buyer and Buyer and Seller for certain Tax matters following the Closing
Date:

                  (a) Seller shall prepare and file (or cause to be prepared and filed) in a timely manner all Tax Returns for Altek that relate to tax periods that end on or before the Closing Date. All such Tax Returns shall be prepared in a manner consistent with past practices. Buyer shall prepare and file (or cause to be prepared and filed) in a timely manner all other Tax Returns for Altek. All Tax Returns prepared by Buyer for any taxable period which begins before and ends after the Closing Date (a "STRADDLE PERIOD") shall be prepared in a manner consistent with past practices.

                  (b) In order to apportion any Taxes that relate to a Straddle Period, the parties hereto will, to the extent permitted by applicable law, elect with the relevant taxing authorities to treat for all purposes the Closing Date as the last day of a taxable period of Altek, and such period shall be treated as a "SHORT PERIOD" and a "PRE-CLOSING PERIOD" for purposes of this Agreement. In any case where applicable law does not permit the Closing Date to be treated as the last day of a Short Period, then for purposes of this Agreement, the portion of such Taxes that is attributable to the operation of Altek for the Pre-Closing Partial Period (as defined below) shall be (i) in the case of Taxes that are not based on income gross receipts, the total amount of such Taxes for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Partial Period and the denominator of which is the number of days in the entire period in question and
(ii) in the case of any Taxes that are based on income or gross receipts, the Taxes that would be due with respect to the Straddle Period, if such Straddle Period were a Short Period. "PRE-CLOSING PARTIAL PERIOD" means with respect to any Taxes imposed on Altek for which the Closing Date is not the last day of the Short Period, the period of time beginning on the first day of the actual taxable period that includes (but does not end on) the Closing Date and ending on and including the Closing Date.

                  (c) Seller shall be liable for and shall pay all Taxes (i) of Altek in respect of any taxable period ending on or before the Closing Date;
(ii) of Altek in respect of any Straddle Period to the extent such Taxes are attributable to the Pre-Closing Partial Period as determined in Section 5.2(b);
(iii) that are imposed on Altek under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor with respect to any taxable period ending on or before the Closing Date or with respect to any Pre-Closing Partial Period; (iv) imposed on Altek pursuant to any Tax sharing agreement existing as of the Closing Date; and (v) all transfer documentary, sales, use, stamp, registration and other similar Taxes ("CONVEYANCE TAXES") incurred solely as a result of and occurring upon consummation of this Agreement; provided, however, that in each case Seller shall not be liable for and shall not be required to pay such Taxes to the extent such Taxes are accrued on the Closing Balance Sheet (excluding reserves for deferred Taxes).

                  (d) Buyer and Seller agree to give prompt notice to each other of any proposed adjustment to Taxes for periods for which the other may have liability under this Agreement. Buyer and Seller shall cooperate with each other in the conduct of any audit or other proceedings involving Altek for such periods and each may participate at its own expense. Buyer shall cause powers of attorney authorizing Seller or its representative to represent Altek before the relevant taxing authority and such other documents as are reasonably necessary for Seller or its representative to control the conduct of any such audit; provided, however, that Seller shall not compromise or settle any such audit without obtaining Buyer's consent, which consent shall not be unreasonably withheld, if such compromise or settlement would result in an increased Tax liability or a reduction in any Tax assets or have the effect of increasing any Tax liability of Altek or Buyer in each case for any taxable period ending after the Closing Date.

                  (e) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to Altek as is reasonably necessary for the preparation of any Tax Return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment

                  (f) After the Closing, Purchaser shall pay to Seller any refunds of or credits for Taxes (net of any income Tax liability incurred as a result of receiving such refund or credit) relating to Altek for periods ending on or before the Closing Date and for Pre-Closing Partial Periods except to the extent any such refund or credit is reflected as an asset on the Closing Balance Sheet (excluding reserves for deferred Taxes).


         SECTION 5.3 INTENTIONALLY OMITTED.


         SECTION 5.4 ASSIGNED INTELLECTUAL PROPERTY AND LICENSED NAME.

                  (a) Prior to or at Closing, Seller will assign to Buyer, and neither Seller nor any of its Affiliates will have, whether by virtue of this Agreement or otherwise, any right, title or interest in or to, or any right to use, any of Seller's assigned intellectual property set forth on Schedule 5.4(a) (the "ASSIGNED INTELLECTUAL PROPERTY"). All costs associated with the such assignment (including filings fee) shall be borne by Seller. Seller acknowledges that, except as expressly provided by this Agreement, no right, interest, ownership or privilege of use in or to any of trade dress, trade names, trademarks, service marks, logos, identification, names, slogans or internet domain names set forth on Schedule 5.4(a) is accorded to Seller or any of its Affiliates by reason of this Agreement. Neither Seller nor any of its Affiliates will at any time use or attempt to register any trade dress, trade name, trademark or service mark confusingly similar to any trade dress, trade name, trademark, service mark, logo, identification, name, slogan or internet domain name identified herein as Assigned Intellectual Property.

                  (b) Notwithstanding anything to the contrary contained herein, Seller and its Affiliates will retain at all times after Closing its right, title and interest in or to, and the non-exclusive right to use, all trade secrets, know-how, processes and proprietary information, and copies of documents incorporating any similar rights, constituting Intellectual Property and existing on the Closing Date which is or has been used by Seller or any of its Affiliates in business operations other than the Business.

                  (c) As used herein, the term "LICENSED MARK" means the name and trademark "Transmation". Buyer hereby grants to Seller a non-exclusive, royalty free, terminable, limited right and license to use the Licensed Mark, for a period of one year following the Closing Date in connection with Seller's corporate name and identity and in connection with the sale of the products set forth on Schedule 5.4(c). If at any time Buyer notifies Seller that Seller's use of the Licensed Mark or that the quality of any product bearing a Licensed Mark is objectionable to Buyer, Seller will, within fifteen business days of Buyer's written request, cease use of the Licensed Mark and remove all Licensed Marks from such product. For the purposes of Section 5.4(c), "objectionable" shall mean Seller's use of the Licensed Mark in a manner or in connection with goods or services that do not meet Buyer's established quality standards.

                  (d) Seller will seek stockholder approval to change its corporate name and identity at Seller's next annual meeting of stockholders. If Seller's stockholders fail to approve of such name change, Seller will file and operate under an assumed name and will continue to use its best efforts to affect a change of its corporate name and identity as soon as practicable.

                  (e) Buyer hereby grants to Seller a non-exclusive, royalty free, terminable, limited right and license to use the "transmation.com" domain name ("TRANSMATION DOMAIN NAME") for a period of one year following the Closing Date. If at any time Buyer notifies Seller that Seller's use of the Transmation Domain Name is objectionable to Buyer, Seller will, within fifteen business days of Buyer's written request, cease use of the Transmation Domain Name. For the purposes of Section 5.4(e), "objectionable" shall mean Seller's use of the Transmation Domain Name in a manner or in connection with goods or services that do not meet Buyer's established quality standards. Seller acknowledges that it intends to establish a new domain name in connection with its intended corporate name change. After the Seller has transferred its web site to a new domain name ("SELLER'S WEB SITE") and in the event Buyer operates a web site under the Transmation Domain Name, Buyer will for a period of one year maintain a hypertext link on such site that links customers directly to Seller's Web Site.


         SECTION 5.5 CONFIDENTIALITY.

                  (a) Seller recognizes that, by reason of its ownership of Altek, and by reason of the fact that information is being provided by Buyer to Seller in connection with the transactions contemplated hereby, it may have acquired and/or may acquire Confidential Information, the use or disclosure of which could cause Buyer, Altek or their Affiliates or subsidiaries substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Seller covenants and agrees with Buyer and Altek that it will not at any time, except in performance of its obligations to Buyer or Altek, directly or indirectly, use, disclose or publish, or permit other Persons (including without limitation Affiliates of Seller) to use, disclose or publish, any Confidential Information except as set forth in Section 5.5(b). Nothing contained in this Section 5.5(a) will prevent any use of Intellectual Property as contemplated by Section 5.4(c).

                  (b) Nothing contained in this Section 5.5 will in any way restrict or impair the right of Seller to use, disclose or otherwise deal with information of Buyer or its Affiliates which: (i) is or becomes a matter of public knowledge through no fault of Seller or its agents or representatives or breach of this Agreement; (ii) is disclosed pursuant applicable Law, court or governmental order after prior notice to Buyer; or (iii) is disclosed by Seller with Buyer's prior written consent. Seller will have the burden of proving the applicability of any provision of this Section 5.5(b) to any particular set of facts.

                  (c) The term "CONFIDENTIAL INFORMATION" means information that the Seller or Altek have not disclosed to the public or to the trade with respect to Altek's present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of Buyer's or Altek's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside Altek that may be of value to Altek but excludes any information already properly in the public domain. "CONFIDENTIAL INFORMATION" also includes confidential and proprietary information and trade secrets that third parties entrust to Seller or Altek in confidence.

         SECTION 5.6 PUBLIC DISCLOSURE.

Notwithstanding anything herein to the contrary, each of the parties agrees that, except as may be required to comply with the requirements of any Law and the rules and regulations of any stock exchange or automated quotation system upon which the securities of either of the parties is listed, any press release or similar public announcement or communication to be made at or after Closing made concerning the execution or performance of this Agreement will be specifically approved in advance by Seller and Buyer and, after Closing, none of the parties hereto shall make any other disclosure or permit any of their respective Affiliates to make any disclosure of the subject matter of this Agreement unless previously approved by Buyer.

         SECTION 5.7 NON-COMPETITION.

As further consideration for the purchase and sale of the Shares and the other transactions contemplated by this Agreement, Seller covenants and agrees with Buyer that it shall not:

                  (a) until the later of: (i) five (5) years following the Closing Date or (ii) the date the Distribution Agreement is terminated, for any reason whatsoever, directly or indirectly, for itself or on behalf of or in conjunction with any other Person engage, in the areas of the world where Altek is engaged in the Business in any capacity on the Closing Date (the "TERRITORY"), as a stockholder, owner, partner, member, joint venturer or investor in any business that manufactures any product, or in manufacturing any product, that competes directly or indirectly or is reasonably likely to compete directly or indirectly with any product of the Business of Altek as the same exists on the Closing Date; and

                  (b) for a period of two (2) years after Closing, call upon, solicit, employ or hire away any Person who is, at that time, within the Territory, or was on the Closing Date, an employee, contractor, subcontractor, independent consultant, sales representative or vendor of Altek or Buyer for the purpose or with the intent of enticing such employee away from Altek or Buyer, provided, however, that the limitations contemplated by this Section 5.7 shall not apply to any employee of Altek or Buyer who is terminated by Altek or Buyer or is not a Retained Employee (hereinafter defined in Section 6.1).

For purposes of this Section 5.7, the term "Buyer" means Buyer and all current and future Affiliates of Buyer directly or indirectly engaged in the Business.


         SECTION 5.8 LITIGATION.

Seller shall consult with Buyer regarding the defense of any proceedings or litigation against Seller, Altek and/or any of Altek's directors relating to the transactions contemplated by this Agreement. In the event that a Claim is asserted against any of the parties hereto or any of their respective Affiliates, relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of the Transaction. Each party hereto agrees to cooperate in all reasonable manners with the other parties hereto in the defense of any such Claim.


         SECTION 5.9 ACCOUNTS RECEIVABLE.

(a) Buyer agrees to use commercially reasonable efforts for thirty (30) days following the Closing Date to collect the accounts receivable listed on Schedule 5.9(a). In the event that all accounts receivable set forth on Schedule 5.9(a) are not collected in full within thirty (30) days after the Closing, then Buyer shall assign to Seller all of Buyer's rights with respect to such receivables not so collected and shall also thereafter promptly remit to Seller any excess collections received by it with respect to such assigned receivables; provided, however, that, at the end of the thirty (30) day period,

Buyer shall retain all rights to the account for Davis Instruments listed on
Schedule 5.9(a).

                  (b) In the event that all accounts receivable of Altek as of the Closing Date other than those accounts receivable listed on Schedule 5.9(a) are not collected in full within ten months after the Closing then, at Buyer's request, Seller shall pay to Buyer an amount equal to the receivables not so collected (net of reserves specifically applicable thereto and set forth on the Closing Balance Sheet), and upon receipt of such payment Buyer shall assign to the Seller all of Buyer's rights with respect to the uncollected accounts receivable giving rise to the payment and shall also thereafter promptly remit any excess collections received by it with respect to such assigned receivables.


         SECTION 5.10 NOTIFICATION OF CERTAIN MATTERS.

Each party hereto shall give prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, or which, individually or in the aggregate, could result in a Material Adverse Effect, and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 5.10 shall not, without the express written consent of each of the other parties hereto (which consent may be withheld in their respective sole discretion) be deemed to (x) modify the representations, warranties, covenants or agreements hereunder of the party delivering such notice, (y) cure or prevent any such inaccuracy or failure, or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.


         SECTION 5.11 WORKING CAPITAL COMMITMENT.

For a period of two years after the Closing Date, Seller shall maintain a new or existing line of credit extended by a lender or lenders acceptable to Buyer in the minimum amount of Ten Million Dollars ($10,000,000). This line of credit shall be available for use as working capital to fund the ongoing business and operations of Seller.


         SECTION 5.12 EXCLUDED EQUIPMENT.

Prior to or at the Closing, Altek shall assign to Seller its valid title to, and rights in, the equipment listed and described on Schedule 5.12 ("EXCLUDED EQUIPMENT" ). Buyer acknowledges such assignment and agrees that the Purchase Price set forth herein reflects the value of the Business excluding the Excluded Equipment.

                         ARTICLE VI. CERTAIN COVENANTS


         SECTION 6.1 EMPLOYEES.

Buyer and Seller agree and acknowledge that Seller will lease the employees currently working in the Business to Buyer after Closing under the terms and conditions set forth in the Transition Agreement attached hereto as Exhibit A.

         SECTION 6.2 LEASE AGREEMENT.

Buyer and Seller hereby acknowledge that the Buyer does not intend to use or occupy the space that the Business currently occupies beyond the period described in the Transition Agreement attached hereto as Exhibit A and which space is currently subleased to Altek by the Seller pursuant to an oral lease the terms of which are described on Schedule 3.17 ("SUBLEASE"). Buyer hereby agrees, because it does not intend to occupy such space other than as set forth in the Transition Agreement, to pay the Seller Five Hundred Thousand Dollars ($500,000) at the Closing. Upon receipt and in consideration for such funds, Seller will release, indemnify, defend and hold Buyer and Altek harmless under
Article 8 of this Agreement from all current and future obligations relating to the Sublease and the Leases for the Business Real Property described on Schedule 3.17.


                         ARTICLE VII. CLOSING DELIVERIES

         SECTION 7.1 DELIVERIES BY THE SELLER.

Upon the terms and subject to the conditions contained herein, Seller shall deliver to Buyer the following at the Closing, the delivery of any of which may be waived in writing by Buyer:

                  (a) one or more certificates or other instruments evidencing all of the Shares, duly endorsed in blank for transfer or duly executed stock powers, assignments, in form and substance reasonably acceptable to Buyer and Seller, and any other documents that are necessary to Deliver to Buyer good and marketable title to the Shares free and clear of all Encumbrances;

                  (b) all minute books, certificates and corporate records and documents relating to the Business, including all Books and Records (which shall only include the Books and Records of Altek and not of the Seller, or any of its divisions or affiliates, licenses and Permits;

                  (c) certified copies of resolutions duly adopted by the board of directors of each of Altek and Seller authorizing the execution, delivery and performance of this Agreement and all other agreements contemplated hereby;

                  (d) a certificate executed by the Secretary of Altek certifying that attached thereto are (A) a true and complete copy of the certificate of incorporation of Altek, as in effect on the Closing Date, (B) a true and complete copy of the bylaws of Altek, as in effect on the Closing Date, and (C) specimen signatures of the officers Altek authorized to sign this Agreement and the other documents contemplated hereby;

                  (e) a subsistence certificate of Altek certified by the Secretary of State of the State of New York as of the date not more than five
(5) days prior to the Closing Date;

                  (f) a duly executed copy of the Transition Agreement describing the agreement of Seller and Buyer regarding the operation of the Business during the transition period, in the form of Exhibit A;

                  (g) a duly executed copy of the Distribution Agreement describing the distribution of Seller and its Affiliates of products of the Business, in the form of Exhibit B;

                  (h) the opinion of counsel of Seller and Altek dated as of the Closing Date and in the form of Exhibit C;

                  (i) satisfactory evidence of the resignation of any directors or officers of Altek as may be requested by Buyer;

                  (j) duly executed assignments or, where necessary, subcontracts, subleases or sublicenses, in form and substance reasonably acceptable to Buyer and Seller, Delivering to Buyer all Contracts, Licenses and Leases;

                  (k) all UCC-3 termination statements for all filed UCC-1 financing statements related to indebtedness of Altek or the Assets, each duly executed by the applicable lienholder and in a form proper to be filed with the appropriate Governmental Entity, and all other necessary release documents for all Encumbrances on the Assets and the Shares, each duly executed by the appropriate lienholder;

                  (l) if requested by Buyer, evidence that, to the extent requested by Buyer, Altek has terminated its participation in any Benefit Plan, Benefit Arrangement or other such contract substantially contemporaneously with the Closing;

                  (m) except as otherwise contemplated by this Agreement and the Closing Documents, properly executed agreements or other documentation transferring the patents, trademarks, licenses and other Intellectual Property used by Altek in the Business from Seller to Altek;

                  (n) evidence that any contracts to which any current or former officer, director, stockholder, member, manager, employee or Affiliate of Altek is a party, which Buyer requests Altek to terminate, have in fact been terminated at no cost or expense to Altek;

                  (o) evidence that all consents of and filings with any Person (including Required Consents), necessary and advisable in connection with the Transaction have been obtained or made, as applicable;

                  (p) evidence that the oral lease between Altek and Seller for the Business Real Property has in fact been terminated at no cost or expense to Buyer and Altek other than as provided in Section 6.2 herein; and

                  (q) such other instruments or documents, in form and substance reasonably acceptable to Buyer and Seller, as may be necessary to effect Closing or to vest in Buyer good, valid, insurable and marketable title in and to the Shares free and clear of all Encumbrances.

         SECTION 7.2 CLOSING DELIVERIES OF BUYER.

Upon the terms and subject to the conditions contained herein, Buyer shall deliver to Seller the following at the Closing, the delivery of any of which may be waived in writing by Seller:

                  (a) the Purchase Price to be delivered to Seller at Closing in federal funds by wire transfer to an account or accounts designated by Seller prior to Closing;

                  (b) evidence that all consents of and filings with any Person, necessary and advisable in connection with the Transaction have been obtained or made, as applicable;

                  (c) a duly executed copy of the Transition Agreement describing the agreement of Seller and Buyer regarding the operation of the Business during the transition period, in the form of Exhibit A;

                  (d) a duly executed copy of the Distribution Agreements describing the distribution of Seller and its Affiliates of products of the Business, in the form of Exhibit B; and

                  (e) certified copies of resolutions duly adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and all other agreements contemplated hereby;

                  (f) a good standing certificate of Buyer certified by the Secretary of State of the State of Washington as of the date not more than five
(5) days prior to the Closing Date; and

                  (g) such other instruments or documents, in form and substance reasonably acceptable to Seller and Buyer, as may be necessary to effect the Closing.

                    ARTICLE VIII. INDEMNIFICATION; REMEDIES


         SECTION 8.1 INDEMNIFICATION BY SELLER.

                  (a) Subject to the further provisions of this Article VIII, Seller shall indemnify, defend, protect and hold harmless Buyer, Buyer's Affiliates, and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees, and their heirs, successors and assigns (collectively, the "BUYER INDEMNIFIED PARTIES"), from, against and in respect of all Losses imposed on, sustained, incurred or suffered by or asserted against any of the Buyer Indemnified Parties, directly or indirectly relating to or arising out of any of the following (collectively, "BUYER LOSSES"):

                           (i) any fact or circumstance that constitutes a
misrepresentation, breach or inaccuracy of any representation or warranty of Seller contained herein or in any Schedule, agreement, certificate or other document delivered by or on behalf of Seller in connection herewith;

                           (ii) any act or omission that constitutes a
nonfulfillment or breach of any covenant or agreement of Seller contained herein or in any Schedule, agreement, certificate or other document delivered by or on behalf of Seller in connection herewith;

                           (iii) any act or omission of Seller prior to Closing
that constituted a violation, conflict, breach of or default under (or omission or commission of any action, condition or event which, after notice or lapse of time or both, would result in any violation, conflict or breach of or default under) any Contract or License or Law;

                           (iv) any obligations associated with the Dresser,
Washnis and Clarridge disputes disclosed on Schedule 3.10(a) attached hereto before, on or after the Closing Date;

                           (v) all obligations associated with the lease and
sublease for the Business Real Property as described in Section 6.2;

                           (vi) any obligations owed to any broker, finder or
investment bank under any written or oral arrangement or agreement for any brokerage, finders or other fee or commission in connection with the negotiation or consummation of the Transaction before, on or after the Closing Date;

                           (vii) any of the operations, assets, actions or
omissions of any of Seller's businesses, other than the Business, before, on or after the Closing Date;

                           (viii) for Taxes or any Liability of Altek to make
payments to or indemnify any other person with respect to Taxes, in each case:
(a) for any taxable period or portion thereof ending on or before the Closing Date, except to the extent of any Taxes reserved for on the Closing Balance Sheet, or (b) as a transferee or successor, by contract, or otherwise as a result of transactions, contracts or arrangements occurring or entered into on or before the Closing Date;

                           (ix) any act or omission of Seller prior to Closing
that creates Liability to a third party or Buyer other than as contemplated by
Section 8.1(a)(iii).

                  (b) As used herein, "SPECIAL BUYER LOSS" means a Buyer Loss that arises out of (i) breaches of the covenants of Seller set forth in this Agreement or any documents, agreement instrument or certificate delivered by Seller or Altek in connection herewith, or (ii) the misrepresentation, breach or inaccuracy of the representations and warranties contained in Sections 3.1 (Organization and Power), 3.2 (Corporate Authorization), 3.5 (Capitalization),
3.8 (Stock, Assets, Title), 3.12 (Employee Benefits), 3.13 (Environmental Matters) and 3.20 (Taxes) (but not any other representation or warranty) or (ii) described in Section 8.1(a)(iii)-(ix). Notwithstanding the provisions of Section 8.1(a):

                           (i) Seller will not be liable for any Buyer Loss,
including a Special Buyer Loss, unless a Buyer Indemnified Party gives Seller notice of a claim for indemnification therefor within the applicable survival period provided by Section 8.3;

                           (ii) Seller will not be liable for any Buyer Losses
other than Special Buyer Losses, unless and until the aggregate amount of Buyer Losses shall exceed $200,000 ("INDEMNIFICATION THRESHOLD"), and then Seller (or Altek, as applicable) will be liable for all Buyer Losses incurred by the Buyer Indemnified Parties;

                           (iii) in no event will Seller's aggregate Liability
for all Buyer Losses that are not Special Buyer Losses exceed $5,000,000 ("INDEMNIFICATION CAP") (it being understood that the limitation provided by this Section 8.1(b)(iii) does not apply to Special Buyer Losses);

                           (iv) Seller will not be liable for any Buyer Loss,
including a Special Buyer Loss, to the extent that such Buyer Loss is reflected in the Reduction Amount.


         SECTION 8.2 INDEMNIFICATION BY BUYER.

                  (a) Subject to the further provisions of this Article VIII, Buyer will indemnify, defend and hold harmless Seller, Seller's Affiliates, and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees, and their heirs, successors and assigns (collectively, the "SELLER INDEMNIFIED PARTIES"), from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of the Seller Indemnified Parties, directly or indirectly relating to or arising out of any of the following (collectively, "SELLER LOSSES"):

                           (i) any fact or circumstance that constitutes a
misrepresentation, breach or inaccuracy of any representation or warranty of Buyer contained herein or in any Schedule, agreement, certificate or other document delivered by or on behalf of Seller in connection herewith; and

                           (ii) any act or omission that constitutes a
nonfulfillment or breach of any covenant or agreement of Seller contained herein or in any Schedule, agreement, certificate or other document delivered by or on behalf of Seller in connection herewith any fact or circumstance that constitutes a breach of any representation or warranty of Buyer contained herein.

                  (b) Notwithstanding the provisions of Section 8.2(a):

                           (i) Buyer will not be liable for any Seller Loss
unless a Seller Indemnified Party gives Buyer notice of a claim for indemnification therefor within the applicable survival period provided by
Section 8.3;

                           (ii) Buyer will not be liable for any Buyer Losses
unless and until the aggregate amount of Buyer Losses exceeds the Indemnification Threshold and then Buyer will be liable for all Seller Losses incurred by the Seller Indemnified Parties; and

                           (iii) in no event will Buyer's aggregate Liability
for all Buyer Losses exceed the Indemnification Cap.

                           (iv) Buyer will not be liable for any Seller Loss to
the extent that such Seller Loss is reflected in the Increase Amount.


         SECTION 8.3 SURVIVAL AND EXPIRATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  (a) All representations, warranties and covenants made by Buyer and Seller in or pursuant to this Agreement or in any agreement, Schedule or certificate delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date.

                  (b) The representations and warranties of Buyer shall survive the Closing and shall expire on the second anniversary of the Closing Date; provided, however, that if the Seller makes a claim within such applicable survival period as contemplated by Section 8.2(b)(i), the Buyer will still be obligated to indemnify the Seller with respect to such claim and the specific representation and warranty subject to such claim shall survive until the final resolution of such pending claim, but only for such claim and no others not made before the applicable survival period. The representations and warranties of Seller shall survive the Closing and shall expire on the applicable dates specified in clause (i) or (ii) of this Section 8.3(b):

                      (i) (1) except as to representations and warranties
                  specified in clause (i)(2) or (i)(3) of this Section 8.3(b), the second anniversary of the Closing Date; provided, however, that if the Buyer makes a claim within such applicable survival period as contemplated by Section 8.1(b)(i), the Seller will still be obligated to indemnify the Buyer with respect to such claim and the specific representation and warranty subject to such claim shall survive until the final resolution of such pending claim, but only for such claim and no others not made before the applicable survival period; and

                                    (2) with respect to Sections 3.1
(Organization and Power), 3.2 (Corporate Authorization) 3.5 (Capitalization) and
3.8 (Stocks, Assets and Title) or other provisions relating to the title to the Shares, indefinitely; and

                                    (3) with respect to representations and
warranties contained in Sections 3.13 (environmental matters), 3.12 (employee benefit plans) and 3.20 (taxes), the lesser of the date that is three (3) months after the expiration of the statute of limitations applicable to such claim, or ten (10) years after the Closing Date;

                  (c) All covenants and indemnification obligations of the parties (whether made herein or in any other agreement or document contemplated hereby) that are to be performed in whole or in part after Closing shall survive the Closing, continue in effect and expire in accordance with their respective terms.

                  (d) Notwithstanding anything to the contrary herein, the right of any party hereto to indemnification, payment of Losses or other remedies will not be affected in any way by any investigation conducted or knowledge acquired at any time by such party with respect to the accuracy or inaccuracy of or compliance with or performance of, any representation, warranty, covenant, agreement or obligation or by waiver of any condition.


         SECTION 8.4       INDEMNIFICATION PROCEDURES.

                  (a) All Claims for indemnification by any Indemnified Party will be asserted and resolved as set forth in this Section 8.4. In the event that any written Claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party will promptly, but in no event more than fifteen (15) days following such Indemnified Party's receipt of such Claim or demand, notify the Indemnifying Party of such Claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such Claim or demand) (the "CLAIM NOTICE").

                  (b) The Indemnifying Party will have thirty (30) days from the personal delivery or mailing of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to defend the Indemnified Party against such claim or demand. All reasonable costs and expenses incurred by the Indemnifying Party in defending such claim or demand will be a Liability of, and will be paid by, the Indemnifying Party, subject to the respective limitations set forth in Sections 8.1(b) and 8.2(b). In the case an objection is made in writing in accordance with this Section 8.4(b), the Indemnified Party shall have thirty
(30) days to respond in a written statement to the objection. If after such thirty (30) day period there remains a dispute as to any Claims, the parties shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such Claims.

                  (c) Except as provided in Section 8.4(d), in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party will have the right to defend the Indemnified Party by appropriate proceedings with counsel of the Indemnifying Party's choosing, and will have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense.

                  (d) If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided by Section 8.4(a) or otherwise, then the portion of any such claim or demand as to which the defense by the Indemnified Party is unsuccessful (and the reasonable costs and expenses pertaining to such defense) will be the Liability of the Indemnifying Party hereunder, subject to the respective limitations set forth in Sections 8.1(b) and 8.2(b). The Indemnified Party will use commercially reasonable efforts in the defense of all such claims.

                  (e) The Indemnified Party will not settle a claim or demand without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. The Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis that would result in the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any Affiliate thereof.

                  (f) To the extent that the Indemnifying Party directs, controls or participates in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel, during normal business hours, access to the relevant business records and other documents, and will permit them to consult with the employees and counsel of the Indemnified Party.

                  (g) All amounts paid by Seller or Buyer, as the case may be, under this Article VIII will be treated as adjustments to the Purchase Price for Tax purposes.


         SECTION 8.5 SOLE REMEDY.

The rights and remedies expressly provided by this Article VIII will constitute the sole and exclusive basis for and means of recourse between the parties with respect to the subject matter hereof, and Buyer and Seller each expressly waives any and all other rights or causes of action with respect to the subject matter hereof that it may have against the other party now or in the future under any Law; provided, however, that equitable relief, including the remedies of specific performance and injunction, will be available with respect to the breach of any covenant or agreement to be performed after Closing insofar as and to the extent that such relief would be available under any Law. Without limiting the generality of the foregoing, each party acknowledges that this Article VIII provides its sole remedy with respect to any Losses arising under or in connection with this Agreement or the Transaction. Notwithstanding the foregoing, the remedies and means of recourse between the parties with respect to the subject matter of each Ancillary Agreement is provided by such Ancillary Agreement and not by this Agreement.


                             ARTICLE IX. IN GENERAL


         SECTION 9.1 NOTICES.

All notices or other communications given hereunder will be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, postage prepaid, or by a national courier service, or if sent by telecopier (with confirmation of receipt), to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to Seller:              Transmation, Inc.
                           10 Vantage Point Drive
                           Rochester, New York 14624
                           Attention:  Robert G. Klimasewski, President and CEO
                           Fax:  (585) 352-7788

   with a copy to:         Harter, Secrest & Emery LLP
                           1600 Bausch & Lomb Place
                           Rochester, New York 14604-2711
                           Attention:  James M. Jenkins, Esq.
                           Fax:  (585) 232-2152

If to Buyer:               Fluke Electronics Corp.
                           c/o Danaher Corporation
                           2099 Pennsylvania Avenue, N.W.
                           12th Floor
                           Washington, D.C. 20006-1813
                           Attention:  Paul Burgon
                           Fax:  (202) 828-0860

   with copies to:         Fluke Electronic Corp.
                           6920 Seaway Blvd.
                           Everett, WA 98203
                           Attention: James Rupp, Esq.
                           Fax: (425) 356-5043

                           Wilmer, Cutler & Pickering
                           2445 M Street, N.W.
                           Washington, D.C. 20037
                           Attn: Mark Dewire, Esq.
                           Fax: (202) 663-6363


         SECTION 9.2 AMENDMENT; WAIVER.

Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and, except as otherwise expressly provided herein, not exclusive of any rights or remedies provided by Law.


         SECTION 9.3 SUCCESSORS AND ASSIGNS.

Neither party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other party, and any attempt to assign this Agreement without such consent will be void and of no force or effect. Such Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives; provided, however, that Buyer may assign any or all of its rights, obligations or liabilities hereunder to any of its Affiliates, and provided further that Buyer may assign any or all of its rights and obligations under this Agreement to any party that merges with or acquires all or substantially all of the stock or assets of Buyer. Without limiting the generality of the foregoing, nothing in this Agreement creates any rights in any employees or groups of employees.


         SECTION 9.4 EXPENSES.

Buyer will pay and be solely responsible for all of the fees, expenses and disbursements of Buyer and its agents, representatives, accountants and counsel incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation negotiation, legal, travel and due diligence expenses. Seller (and not Altek) will pay and be solely responsible for all of the fees, expenses and disbursements of the Seller and Altek and their agents, representatives, financial advisers, accountants and counsel incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation negotiation, legal, travel and due diligence expenses.


         SECTION 9.5 SCHEDULES.

                  (a) Any matter disclosed on any Schedule will only be deemed to be disclosed in connection with (i) the specific representations and warranties to which such

Schedule is expressly referenced, (ii) any specific representations and warranties that expressly cross-reference such Schedule, and (iii) any specific representations and warranties or other Schedules to which such Schedule is expressly referenced. The disclosure of any matter in any Schedule will expressly not be deemed to constitute an admission by Seller or Buyer, or otherwise to imply, that any such matter is material for the purposes of this Agreement.

                  (b) The contents of the Schedules will not vary, change or alter the language or substance of the representations and warranties contained in this Agreement.

                  (c) Seller will promptly update each Schedule as necessary on or before the Closing Date and deliver the same to Buyer.

                  (d) Buyer's rights to indemnification or other remedy provided by Article VIII based on any breach by Seller of its representations, warranties, covenants and agreements will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) by Buyer at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The due diligence review conducted by Buyer and/or its representatives will not relieve Seller of any duties concerning its representations, warranties, covenants or agreements contained in this Agreement or in any Ancillary Agreement.


         SECTION 9.6 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM.

This Agreement will be governed by and construed in accordance with the Laws of New York without regard to its principles of conflicts of laws. Each party agrees that it will bring any action or proceeding in respect of any Claim arising out of or related to this Agreement, the Transaction or any Ancillary Agreement, whether in tort or contract or at law or in equity, exclusively in the U.S. District Court for the Southern District of New York, sitting in New York County, New York (the "CHOSEN COURT") and, solely in connection with Claims arising out of or related to this Agreement, the Transaction or any Ancillary Agreement, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Court, (c) waives any objection that the Chosen Court is an inconvenient forum or do not have jurisdiction over any party, and (d) agrees that service of process in person or by certified or registered U.S. mail to its address set forth in Section 9.1 will constitute valid in personam service upon such party and its successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder. EACH PARTY HEREBY ACKNOWLEDGES THAT THIS IS A COMMERCIAL TRANSACTION, THAT THE FOREGOING PROVISIONS FOR CONSENT TO JURISDICTION AND SERVICE OF PROCESS HAVE BEEN READ, UNDERSTOOD AND VOLUNTARILY AGREED TO BY SUCH PARTY AND THAT BY AGREEING TO SUCH PROVISIONS SUCH PARTY IS WAIVING IMPORTANT LEGAL RIGHTS.

         SECTION 9.7 INFERENCES.

Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of or against either party will be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.


         SECTION 9.8 SEVERABILITY.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.


         SECTION 9.9 ENTIRE AGREEMENT.

This Agreement, including the Exhibits, the Schedules, the Ancillary Agreements and the other Closing Documents, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.


         SECTION 9.10 HEADINGS.

The heading references herein and the tables hereto are for convenience purposes only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.

         SECTION 9.11 COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same Agreement.

         SECTION 9.12 BROKERS AND AGENTS.

Except as set forth on Schedule 3.15, Buyer and Seller each represent and warrant to the other that it has not employed any broker, finder or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all Losses relating to or arising out of claims for fees or commission of any broker, finder or agent employed or alleged to have been employed by such indemnifying party.

         SECTION 9.13 SPECIFIC PERFORMANCE; REMEDIES.

Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in Sections 5.5, 5.6 or 5.7 of this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.


         SECTION 9.14 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS.

No provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, stockholder, officer, director, employee, partner of any party hereto or any other Person, other than the parties hereto.


                            [signature page follows]

         IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the date first above written.


                                            TRANSMATION, INC.


                                            By:      /s/ Robert G. Klimasewski
                                               -------------------------------
                                            Robert G. Klimasewski
                                            President


                                            ALTEK INDUSTRIES CORP.


                                            By:      /s/ Robert G. Klimasewski
                                               -------------------------------
                                            Robert G. Klimasewski
                                            President




                                            FLUKE ELECTRONICS CORP.


                                            By:      /s/ Christopher C. McMahon
                                               --------------------------------
                                            Christopher C. McMahon
                                            Vice President and Secretary

                         TABLE OF EXHIBITS AND SCHEDULES

Exhibit A                  Form of Transition Agreement
Exhibit B                  Form of Distribution Agreement
EXHIBIT C                  FORM OF LEGAL OPINION OF COUNSEL TO SELLER


Schedule 1.2(f)            Persons Having Knowledge of Seller and Altek IP;
                           Persons having knowledge on Behalf of Buyer
Schedule 2.3               Closing Balance Sheet
Schedule 3.1               Qualifications To Do Business
Schedule 3.3               Required and Third Party Approvals
Schedule 3.4               No Conflicts
Schedule 3.7               Financial Statements
Schedule 3.7(a)            Certain Liabilities
Schedule 3.8               Stock; Assets; Title
Schedule 3.9               Compliance with Laws
Schedule 3.10(a)           Litigation and Claims
Schedule 3.10(b)           Orders and Judgments
Schedule 3.11(b)           Intellectual Property
Schedule 3.11(c)           IP Infringement
Schedule 3.12(a)           Employee Benefits: Plans
Schedule 3.12(b)           Employees
Schedule 3.13              Environmental Matters
Schedule 3.14              Contracts
Schedule 3.15              Finders' Fees
Schedule 3.16              Subsequent Changes
Schedule 3.17              Leases
Schedule 3.19              Product Warranty
Schedule 3.23              Material Permits
Schedule 3.25              Significant Customers and Suppliers
Schedule 3.26              Insurance
Schedule 3.27              Bank Accounts
Schedule 3.29              Backlog
Schedule 5.4(a)            Assigned Intellectual Property
Schedule 5.4(c)            Licensed Marks
Schedule 5.9(a)            Assigned Accounts Receivable
Schedule 5.12              Excluded Equipment

                             INDEX OF DEFINED TERMS


AFFILIATES ......................................................       1
AGREEMENT .......................................................       1
Altek ...........................................................       1
ANCILLARY AGREEMENTS ............................................       1
Article .........................................................       5
Assets ..........................................................      12
Assigned Intellectual Property ..................................      30
BASELINE NET EQUITY .............................................       8
Benefit Arrangement .............................................      16
Benefit Plan ....................................................      17
BOOKS AND RECORDS ...............................................       2
BUSINESS ........................................................       1
Business Real Property ..........................................      21
Buyer ...........................................................       2
BUYER INDEMNIFIED PARTIES .......................................      37
BUYER LOSSES ....................................................      37
Chosen Court ....................................................      45
Claim ...........................................................       2
CLAIM NOTICE ....................................................      41
CLOSING .........................................................       2
Closing Balance Sheet ...........................................    2, 7
CLOSING DATE ....................................................       8
CLOSING DOCUMENTS ...............................................       2
CLOSING NET EQUITY ..............................................       7
CODE ............................................................       2
CONFIDENTIAL INFORMATION ........................................       2
CONTINUATION COVERAGE ...........................................       2
CONTRACTS .......................................................      19
Conveyance Taxes ................................................      29
Copyrights ......................................................      12
Deliver .........................................................       2
DELIVERY ........................................................       2
DISPUTE NOTICE ..................................................       7
dollars, $ ......................................................       6
Domain Name .....................................................      12
ENCUMBRANCES ....................................................       2
ENVIRONMENTAL LAW ...............................................       2
Environmental Permits ...........................................      18
ERISA ...........................................................       3
ERISA Affiliate .................................................      17
Excluded Equipment ..............................................      34
Exhibit .........................................................       5
FINANCIAL STATEMENTS ............................................   3, 11

GAAP ............................................................       3
GOVERNMENTAL AUTHORIZATIONS .....................................       3
GOVERNMENTAL ENTITY .............................................       3
herein, hereof, hereunder .......................................       5
include, includes, including ....................................       6
Increase Amount .................................................       8
Indemnification Cap .............................................      38
Indemnification Threshold .......................................      38
INDEMNIFIED PARTIES .............................................       3
INDEMNIFYING PARTY ..............................................       3
Interim Balance Sheet ...........................................      11
Internet Sites ..................................................      13
Inventory .......................................................       3
IRS .............................................................      14
KNOWLEDGE .......................................................       6
Law .............................................................       3
Lease ...........................................................      20
Leased Real Property ............................................       3
Leases ..........................................................      20
Liability .......................................................       4
Licensed Mark ...................................................      30
Licenses ........................................................       4
Licenses-In .....................................................      13
Licenses-Out ....................................................      13
LOSSES ..........................................................       4
MATERIAL ADVERSE EFFECT .........................................       4
Material Permits ................................................      24
MATERIALS OF CONCERN ............................................       4
NEUTRAL ACCOUNTANT ..............................................       7
NOTICE PERIOD ...................................................      41
ORDINARY COURSE .................................................       4
Parent ..........................................................       1
party ...........................................................       6
Patents .........................................................      12
Permits .........................................................      24
PERMITTED ENCUMBRANCES ..........................................       4
PERSON ..........................................................       4
Pre-Closing Partial Period ......................................      29
Pre-Closing Period ..............................................      28
Proprietary Rights ..............................................      13
Purchase Price ..................................................       7
Qualified Plans .................................................      15
REAL PROPERTY ...................................................       4
Reduction Amount ................................................       8
REQUIRED APPROVALS ..............................................       5
Schedule ........................................................       5

Section .........................................................       5
Seller ..........................................................       1
SELLER INDEMNIFIED PARTIES ......................................      39
SELLER LOSSES ...................................................      39
September BALANCE SHEET .........................................       3
Shares ..........................................................       5
Short Period ....................................................      28
Significant Customers ...........................................      24
Software ........................................................      12
Special Buyer Loss ..............................................      38
Straddle Period .................................................      28
TAX RETURNS .....................................................       5
TAXES ...........................................................       5
Territory .......................................................      32
third party .....................................................       6
Third Party Approvals ...........................................       9
TPG .............................................................       1
Trademarks ......................................................      12
TRANSACTION .....................................................       5
TRANSFER TIME ...................................................       5
Transmation Domain Name .........................................      30
U.S .............................................................       5